                                                                    EXHIBIT 99.1








                                U.S. $355,000,000

                           THIRD AMENDED AND RESTATED

                           REVOLVING CREDIT AGREEMENT

                          DATED AS OF JANUARY 28, 2000

                                      AMONG

                                  PHYCOR, INC.,

                                  AS BORROWER,

                             THE BANKS NAMED HEREIN,

                                    AS BANKS,

                                       AND

                               CITICORP USA, INC.,

                  AS ADMINISTRATIVE AGENT AND SOLE BOOK RUNNER

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS........................................................................1
         SECTION 1.01.  Certain Defined Terms.....................................................................1
         SECTION 1.02.  Computation of Time Periods..............................................................22
         SECTION 1.03.  Accounting Terms.........................................................................22

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES.....................................................................22
         SECTION 2.01.  The Revolving Advances...................................................................22
         SECTION 2.02.  Fees.....................................................................................24
         SECTION 2.03.  Reduction of the Commitments.............................................................24
         SECTION 2.04.  Repayment................................................................................25
         SECTION 2.05.  Interest.................................................................................25
         SECTION 2.06.  Interest Rate Determination and Protection...............................................26
         SECTION 2.07.  Voluntary and Automatic Conversion of Revolving Advances.................................27
         SECTION 2.08.  Prepayments..............................................................................27
         SECTION 2.09.  Increased Costs..........................................................................28
         SECTION 2.10.  Illegality...............................................................................29
         SECTION 2.11.  Payments and Computations................................................................29
         SECTION 2.12.  Taxes....................................................................................30
         SECTION 2.13.  Sharing of Payments, Etc.................................................................31
         SECTION 2.14.  Evidence of Debt/Register................................................................32
         SECTION 2.15.  Use of Proceeds..........................................................................32
         SECTION 2.16.  Outstanding Advances and Letters of Credit and Fees......................................32

ARTICLE III AMOUNT AND TERMS OF LETTERS OF CREDIT AND
                  PARTICIPATIONS THEREIN.........................................................................33
         SECTION 3.01.  Letters of Credit........................................................................33
         SECTION 3.02.  Issuing the Letters of Credit............................................................33
         SECTION 3.03.  Reimbursement Obligations................................................................35
         SECTION 3.04.  Participations Purchased by the Banks....................................................35
         SECTION 3.05.  Letter of Credit Fees....................................................................36
         SECTION 3.06.  Indemnification: Nature of the Issuing Bank's Duties.....................................37
         SECTION 3.07.  Increased Costs..........................................................................38
         SECTION 3.08.  Uniform Customs and Practice.............................................................38

ARTICLE IV CONDITIONS OF LENDING.................................................................................39
         SECTION 4.01.  Conditions Precedent to Any Borrowing and Letter of Credit...............................39
         SECTION 4.02.  Conditions Precedent to the Effectiveness of this Amendment..............................39

ARTICLE V REPRESENTATIONS AND WARRANTIES.........................................................................42
         SECTION 5.01.  Representations and Warranties of the Borrower...........................................42

ARTICLE VI COVENANTS OF THE BORROWER.............................................................................46
         SECTION 6.01.  Affirmative Covenants....................................................................46
         SECTION 6.02.  Negative Covenants.......................................................................51
         SECTION 6.03.  Financial Covenants......................................................................57
         SECTION 6.04.  Reporting Requirements...................................................................59

ARTICLE VII EVENTS OF DEFAULT....................................................................................61
         SECTION 7.01.  Events of Default........................................................................61

ARTICLE VIII THE AGENT...........................................................................................64
         SECTION 8.01.  Authorization and Action.................................................................64
         SECTION 8.02.  Agent's Reliance, Etc....................................................................64
         SECTION 8.03.  CUSA and Affiliates......................................................................65
         SECTION 8.04.  Bank Credit Decision.....................................................................65
         SECTION 8.05.  Indemnification..........................................................................65
         SECTION 8.06.  Successor Agent/Issuing Bank.............................................................66
         SECTION 8.07.  Documentation Agent......................................................................66
         SECTION 8.08.  Release of Collateral....................................................................67
         SECTION 8.09.  Release of Guarantor.....................................................................67
         SECTION 8.10.  Actions in Respect of Intercreditor Agreement............................................67

ARTICLE IX MISCELLANEOUS.........................................................................................67
         SECTION 9.01.  Amendments, Etc..........................................................................67
         SECTION 9.02.  Notices, Etc.............................................................................68
         SECTION 9.03.  No Waiver: Remedies......................................................................68
         SECTION 9.04.  Costs, Expenses and Taxes................................................................68
         SECTION 9.05.  Right of Set-off.........................................................................69
         SECTION 9.06.  Indemnification..........................................................................69
         SECTION 9.07.  Binding Effect...........................................................................70
         SECTION 9.08.  Assignments and Participations...........................................................70
         SECTION 9.09.  Headings.................................................................................73
         SECTION 9.10.  Confidentiality..........................................................................73
         SECTION 9.11.  Severability of Provisions...............................................................73
         SECTION 9.12.  Independence of Provisions...............................................................73
         SECTION 9.13.  Consent to Jurisdiction..................................................................73
         SECTION 9.14.  GOVERNING LAW............................................................................74
         SECTION 9.15.  WAIVER OF JURY TRIAL.....................................................................74
         SECTION 9.16.  Execution in Counterparts................................................................74

                                    SCHEDULES

Schedule I        -      Real Property
Schedule II       -      Material Subsidiaries
Schedule III      -      Service Agreements
Schedule IV       -      Existing Debt and Contingent Liabilities
Schedule V        -      Existing Liens
Schedule VI       -      Litigation
Schedule VII      -      Existing Letters of Credit
Schedule VIII     -      Joint Ventures
Schedule IX       -      Assets Held for Sale
Schedule X        -      Real Estate Collateral
Schedule XI       -      Notes Issued from Asset Sales
Schedule XII      -      Loans to Clinics and Independent Practice Associations
Schedule XIII     -      Indemnification Obligations
Schedule XIV      -      Regulated Subsidiaries
Schedule XV       -      ERISA
Schedule XVI      -      Accounts

                                  EXHIBITS

Exhibit A         -      Form of Revolving Note
Exhibit B         -      Form of Notice of Borrowing
Exhibit C         -      Form of Assignment and Acceptance
Exhibit D         -      Form of Subordination Agreement
Exhibit E         -      Form of Opinion of Counsel
Exhibit F         -      Form of Borrower Security Agreement
Exhibit G1        -      Form of Subsidiary Security Agreement
Exhibit G2        -      Form of Subsidiary Pledge and Security Agreement
Exhibit H         -      Form of Intercreditor Agreement
Exhibit I         -      Form of Intercompany Subordination Agreement
Exhibit J         -      Form of Consent
Exhibit K         -      Form of Hedge and Lease Obligation Guaranty


                                     ANNEXES

Annex A           -      Commitments

                                     ANNEX A

                LENDER                                          COMMITMENT
                ------                                          ----------
          Citicorp USA, Inc.                                   $ 35,500,000
        Bank of America, N.A.                                  $ 53,250,000
        Bankers Trust Company                                  $ 28,400,000
      First Union National Bank                                $ 28,400,000
    SunTrust Bank, Nashville, N.A.                             $ 28,400,000
       The Bank of Nova Scotia                                 $ 17,750,000
  Bank One (f/k/a The First National                           $ 17,750,000
           Bank of Chicago)
   Credit Lyonnais New York Branch                             $ 17,750,000
     First American National Bank                              $ 17,750,000
             AmSouth Bank                                      $ 17,750,000
         Fleet National Bank                                   $ 14,200,000
          Mellon Bank, N.A.                                    $ 17,750,000
   Cooperatieve Centrale Raiffeisen                            $ 14,200,000
    Boerenleebank B.A., "Rabobank
     Nederland", New York Branch
      The Sumitomo Bank, Limited                               $ 14,200,000
    Toronto Dominion (Texas), Inc.                             $ 10,650,000
            Wachovia Bank                                      $ 21,300,000
                Total                                          $355,000,000

                  THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of January 28, 2000 (this "Agreement"), among PHYCOR, INC., a Tennessee corporation (the "Borrower"), the banks (the "Banks") listed on the signature pages hereof and from time to time parties hereto, CITIBANK, N.A. ("Citibank"), as an Issuing Bank hereunder and CITICORP USA, INC. ("CUSA") as the Swing Line Bank hereunder and as administrative agent (the "Agent") for the Banks and the Issuing Banks and Bank of America, N.A., as documentation agent (the "Documentation Agent").

                  PRELIMINARY STATEMENTS

                  (1) The Borrower has requested that the Second Amended and Restated Revolving Credit Agreement, dated as of April 2, 1998, as amended by Amendment No. 1 and Consent thereto dated as of September 22, 1998, Amendment No. 2 and Consent thereto dated as of March 10, 1999, and Amendment No. 3 and Consent thereto dated as of September 1, 1999, among the Borrower, the banks named therein, Bank of America, N.A., as documentation agent, and Citibank, as an issuing bank thereunder and as agent (the "Existing Credit Agreement"), be further amended as provided herein.

                  (2) The Majority Banks have agreed to amend the Existing Credit Agreement on the terms set forth in this Agreement, with such amendment to take the form of this "Third Amended and Restated Revolving Credit Agreement".

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accounts" means all present and future rights of the Borrower or any Subsidiary of the Borrower to payment for goods (including medications) sold or leased or for services rendered pursuant to any Service Agreement (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising and whether or not earned by performance (including, without limitation, accounts receivable purchased by the Borrower or any of its Subsidiaries from any physician group which has entered into a Service Agreement with the Borrower or such Subsidiary).

                  "Administrative Details Reply Form" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent, submitted by such Bank to the Agent (with a copy to the Borrower) and duly completed by such Bank.

                  "Advance" means a Revolving Advance or a Swing Line Advance. In the case of Revolving Advances, "Advance" also refers to a Base Rate Advance or Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Advance).

                  "Affiliate" means, with respect to any Person, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

                  "Agent" has the meaning specified in the recital of parties to this Agreement (and meant Citibank under the Existing Credit Agreement).

                  "Applicable Eurodollar Rate Margin" means for the initial and each subsequent Effective Period, 2.2500% per annum; provided, however, that if the Borrower, for a subsequent Effective Period shall have satisfied the Consolidated Debt/EBITDA Ratio test indicated in the table below, the Applicable Eurodollar Rate Margin for the Effective Period as to which such test is satisfied shall be the percentage rate per annum set forth opposite the appropriate test in the table below.

         ----------------------------------------------------------------------------------------
                           Consolidated Debt/                       Applicable Eurodollar Rate
                              EBITDA Ratio                              Margin for Advances
         ----------------------------------------------------------------------------------------
           Greater than 4.50 to 1.00                                           2.50 %
         ----------------------------------------------------------------------------------------
           Less than or equal to 4.50 to 1.00 but greater than                 2.25 %
           4.00 to 1.00
         ----------------------------------------------------------------------------------------
           Less than or equal to 4.00 to 1.00 but greater than                 2.00 %
           3.50 to 1.00
         ----------------------------------------------------------------------------------------
           Less than or equal to 3.50 to 1.00 but greater than                 1.75 %
           3.00 to 1.00
         ----------------------------------------------------------------------------------------
           Less than or equal to 3.00 to 1.00 but greater than                 1.60 %
           2.50 to 1.00
         ----------------------------------------------------------------------------------------
           Less than or equal to 2.50 to 1.00                                  1.175%
         ----------------------------------------------------------------------------------------

         The Applicable Eurodollar Rate Margin shall be determined by the Agent each quarter on the basis of the Quarterly Delivery for such quarter. The "Effective Period" with respect to the Applicable Eurodollar Rate Margin shall be the period commencing on the Closing Date and ending on the fifth Business Day after the Quarterly Delivery for such quarter (commencing with the fiscal quarter ended March 31, 2000) and each period thereafter commencing the fifth Business Day after the Quarterly Delivery for the then most recent fiscal quarter and ending on the fifth Business Day after the Quarterly Delivery for the then immediately following fiscal quarter. Notwithstanding the foregoing, the Applicable Eurodollar Rate Margin shall be deemed to be 2.50% per annum in respect of Advances made on any day as of which the deliveries required to calculate the Applicable Eurodollar Rate Margin shall not have been made.

                  "Applicable Facility Fee Rate" means for the initial and each subsequent Effective Period 0.5000% per annum; provided, however, that if the Borrower shall have satisfied the Consolidated Debt/EBITDA Ratio test indicated in the table below, the Applicable Facility Fee Rate for the Effective Period as to which such test is satisfied shall be the percentage rate per annum set forth opposite the appropriate test in the table below.

         -----------------------------------------------------------------------------------------
                           Consolidated Debt/                          Applicable Facility
                              EBITDA Ratio                                    Fee Rate
         -----------------------------------------------------------------------------------------
           Greater than 4.50 to 1.00                                            0.500%
         -----------------------------------------------------------------------------------------
           Less than or equal to 4.50 to 1.00 but greater than                  0.500%
           4.00 to 1.00
         -----------------------------------------------------------------------------------------
           Less than or equal to 4.00 to 1.00 but greater than                  0.500%
           3.50 to 1.00
         -----------------------------------------------------------------------------------------
           Less than or equal to 3.50 to 1.00 but greater than                  0.500%
           3.00 to 1.00
         -----------------------------------------------------------------------------------------
           Less than or equal to 3.00 to 1.00 but greater than                  0.400%
           2.50 to 1.00
         -----------------------------------------------------------------------------------------
           Less than or equal to 2.50 to 1.00                                   0.325%
         -----------------------------------------------------------------------------------------

         The Applicable Facility Fee Rate shall be determined by the Agent each quarter on the basis of the Quarterly Delivery for such quarter. The "Effective Period" with respect to the Applicable Facility Fee Rate shall be the period commencing on the Closing Date and ending on the fifth Business Day after the Quarterly Delivery for such quarter (commencing with the quarter ended March 31, 2000) and each period thereafter commencing the fifth Business Day after the Quarterly Delivery for the then most recent fiscal quarter and ending on the fifth Business Day after the Quarterly Delivery for the then immediately following fiscal quarter. Notwithstanding the foregoing, the Applicable Facility Fee Rate shall be deemed to be 0.500% per annum for each day during an Effective Period as of which the deliveries required to calculate the Applicable Facility Fee Rate shall not have been made.

                  "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Letter of Credit Fee Rate" means for the initial and each subsequent Effective Period, 2.2500% per annum; provided, however, that if the Borrower, for a subsequent Effective Period shall have satisfied the Consolidated Debt/EBITDA Ratio test indicated in the table below, the Applicable Letter of Credit Fee Rate for the Effective Period as to which such test is satisfied shall be the percentage rate per annum set forth opposite the appropriate test in the table below.

         -----------------------------------------------------------------------------------------
                           Consolidated Debt/                        Applicable Letter of Credit
                              EBITDA Ratio                                    Fee Rate
         -----------------------------------------------------------------------------------------
           Greater than 4.50 to 1.00                                            2.50%
         -----------------------------------------------------------------------------------------
           Less than or equal to 4.50 to 1.00 but greater than                  2.25%
           4.00 to 1.00
         -----------------------------------------------------------------------------------------
           Less than or equal to 4.00 to 1.00 but greater than                  2.00%
           3.50 to 1.00
         -----------------------------------------------------------------------------------------
           Less than or equal to 3.50 to 1.00 but greater than                  1.75%
           3.00 to 1.00
         -----------------------------------------------------------------------------------------
           Less than or equal to 3.00 to 1.00 but greater than                  1.60%
           2.50 to 1.00
         -----------------------------------------------------------------------------------------
           Less than or equal to 2.50 to 1.00                                  1.175%
         -----------------------------------------------------------------------------------------

         The Applicable Letter of Credit Fee Rate shall be determined by the Agent each quarter on the basis of the Quarterly Delivery for such quarter. The "Effective Period" with respect to the Applicable Letter of Credit Fee Rate shall be the period commencing on the Closing Date and ending on the fifth Business Day after the Quarterly Delivery for such quarter (commencing with the fiscal quarter ended March 31, 2000) and each period thereafter commencing the fifth Business Day after the Quarterly Delivery for the then most recent fiscal quarter and ending on the fifth Business Day after the Quarterly Delivery for the then immediately following fiscal quarter. Notwithstanding the foregoing, the Applicable Letter of Credit Fee Rate shall be deemed to be 2.50% per annum in respect of Advances made on any day as of which the deliveries required to calculate the Applicable Eurodollar Rate Margin shall not have been made.

                  "Asset Sale" means the sale by the Borrower or any of its Subsidiaries to any other Person of (a) any of the stock of any of the Borrower's Subsidiaries or (b) any other assets (whether tangible or intangible) of the Borrower or any of its Subsidiaries (other than any assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions during any fiscal year is less than $250,000).

                  "Asset Sale Percentage" means, for any Asset Sale, (a) when the aggregate Commitments are equal to or exceed $200,000,000, (i) 50% of the Net Cash Proceeds of each Asset Sale (or portion thereof) to the extent that the sum of the Net Cash Proceeds of all Asset Sales subsequent to January 1, 2000 plus such Asset Sale (or portion thereof) is less than $30,000,000, and (ii) 100% of the Net Cash Proceeds from all other Asset Sales (or portions thereof), and (b) when the aggregate Commitments are less than $200,000,000, 50% of the Net Cash Proceeds of each Asset Sale.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Bank and an Eligible Assignee, and accepted by the Agent, in accordance with Section 9.08 and in substantially the form of Exhibit C.

                  "Banks" means the banks listed on the signature pages hereof and, after the date hereof, includes each Eligible Assignee that has entered into an Assignment and Acceptance which has been accepted by the Agent.

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time, as Citibank's base rate; or

                           (b) 1/2 of one percent per annum above the latest
                  three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank in either case adjusted to the nearest 1/16 of one percent or, if there is no nearest 1/16 of one percent, to the next higher 1/16 of one percent; or

                           (c) the Federal Funds Rate plus 1/2 of one percent.

                  "Base Rate Advance" means a Revolving Advance which bears interest as provided in Section 2.05(a).

                  "Borrower Security Agreement" means the Borrower Pledge and Security Agreement dated as of the date hereof, from the Borrower to the Collateral Agent for the ratable benefit of the Secured Parties in the form of Exhibit F, as amended from time to time.

                  "Borrowing" means a Borrowing that is a Revolving Borrowing or a Swing Line Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances on which dealings in dollar deposits are carried on in the London interbank market.

                  "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures paid or accrued by such Person during such period that, in accordance with generally accepted accounting principles, should be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of such Person; provided, however, that "Capital Expenditures," subsequent to January 1, 2000, shall not include the acquisition of all or substantially all of the assets of a Facility.

                  "Capital Investments" means (without duplication), with respect to any Person for any period, the aggregate of all investments, including Existing Clinic Acquisitions, by such Person in (i) joint ventures, general or limited partnerships, limited liability companies or any other type of Person that is not a Guarantor, including loans and advances to such Person (including loans and advances to any physician group or other third party related to a Facility or Related Business, or any third party with whom such Person has entered into a Service Agreement), (ii) capital investments in, and loans and advances to, a Subsidiary which becomes a Subsidiary as a result of such investment, (iii) the purchase of the homes of employees of such Person in connection with the relocation of such employees and/or (iv) any Related Business.

                  "Capital Lease" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee, which lease should, in accordance with generally accepted accounting principles, be required to be accounted for as a capital lease on the balance sheet of such Person. The leases included in the Synthetic Lease Facility shall be deemed not to be Capital Leases.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.), and any regulations promulgated thereunder.

                  "Change of Control" means the occurrence, after the date of this Agreement, of (i) any Person or two or more Persons (in either case, exclusive of any Warburg Pincus Entity) acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors of the Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of the Borrower; or (iii) any Person or two or more Persons (in either case, exclusive of any Warburg Pincus Entity) acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement that upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

                  "Closing Date" means the Business Day on which all of the conditions set forth in Section 4.02 shall have been fulfilled.

                  "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties, provided that (i) neither the equity interests in, nor assets of, any Regulated Subsidiary or Immaterial Subsidiary shall be part of the Collateral and (ii) the assets of any Subsidiary in which the direct and indirect ownership interest of the Borrower is less than 80% shall not be part of the Collateral.

                  "Collateral Agent" has the meaning specified therefor in the Intercreditor Agreement.

                  "Collateral Documents" means, collectively, the Borrower Security Agreement, the Subsidiary Security Agreements, the Mortgages and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Commitment" means, as to any Bank, the amount of commitment to make Revolving Rate Advances or participate in Letters of Credit set forth opposite such Bank's name on Annex A or, if such Bank has entered into one or more Assignments and Acceptances, the amount thereof set forth for such Bank in the Register maintained by the Agent pursuant to
         Section 9.08(c), as such amount is reduced from time to time pursuant to Section 2.03.

                  "Commitment Percentage" means, as to any Bank, the percentage equal to such Bank's Commitment divided by the aggregate Commitments of all Banks.

                  "Consolidated" and any derivative thereof each means, with reference to the accounts or financial reports of any Person, the consolidated accounts or financial reports of such Person and each Subsidiary of such Person determined in accordance with generally accepted accounting principles, including principles of consolidation, consistent with those applied in the preparation of the Borrower's December 31, 1998 Consolidated financial statements delivered to the Banks prior to the date hereof.

                  "Contingent Obligation" of any Person means, without duplication, (i) any direct or indirect liability, contingent or otherwise, of such Person with respect to any obligation of the type specified in clause (ii) or (iii) below or other obligation of another Person, including, without limitation, any obligation directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), co-made, discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable (including, without limitation, liable through any agreement to purchase, repurchase or otherwise acquire such obligation or provide or purchase any security therefor, or to provide funds for the payment or discharge of such obligation, or to maintaining any financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease (regardless of the non-delivery or non-furnishing thereof), in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof), (ii) obligations of such Person with respect to undrawn letters of credit or unpaid bankers' acceptances, bankers' assurances or guarantees or similar items, and (iii) obligations of such Person with respect to any interest rate protection, hedge, cap, collar or similar agreement or any foreign exchange or forward sale agreement, or any similar agreement, provided, that "contingent obligations" shall not include customary indemnification obligations of the Borrower or any of its Subsidiaries arising in connection with the sale of assets.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.06 or 2.07.

                  "Current Liabilities" of any Person means, as of any date of determination, (i) all Debt (excluding any Debt under Operating Leases) which by its terms is payable on demand or matures within one year from the date of creation (excluding any Debt renewable or extendible, at the exclusive option of the debtor, to a date more than one year from such date or arising under a revolving credit or similar agreement that unconditionally obligates the lender or lenders to extend credit in respect thereof during a period of more than one year from such date), and (ii) all other items (including taxes accrued as estimated) which in accordance with generally accepted accounting principles should be included as current liabilities of such Person, in each case, including all amounts required to be paid or prepaid with respect to any Debt of such Person within one year from the date of determination.

                  "Debt" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (but excluding, in the case of the acquisition of any Facility (or the assets thereof), any Existing Clinic Acquisition or the acquisition of a Related Business, any contingent obligation to make payments (other than deferred purchase price payments) after the closing of such acquisition), (ii) all obligations of such Person in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Securities of such Person or any warrants, rights or options to acquire such Securities, now or hereafter outstanding, (iii) all obligations of such Person evidenced by bonds, notes, debentures, convertible debentures or other similar instruments,

         (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default, acceleration, or termination are limited to repossession or sale of such property), (v) all obligations of such Person under Capital Leases, (vi) the amount of all Contingent Obligations (other than guarantees of medical group real property leases at Facilities to the extent the amount thereof incurred in any twelve-month period does not exceed $5,000,000 in the aggregate), (vii) all Debt referred to in clause (i), (ii), (iii),
         (iv), (v) or (vi) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, (viii) all mandatorily redeemable preferred stock, valued at the applicable redemption price, plus accrued and unpaid dividends payable in respect of such mandatorily redeemable preferred stock, (ix) if an ERISA Event shall have occurred with respect to any Plan, the Insufficiency (if any) of such Plan (or, in the case of a Plan with respect to which an ERISA Event described in clauses (iii) through (vi) of the definition of ERISA Event shall have occurred, the liability related thereto), and (x) net obligations (based on a mark to market valuation on the date of determination) under any interest rate, currency or other protection, hedge, cap, collar, swap or similar agreement. The obligations of Borrower and its Subsidiaries under the Synthetic Lease Facility, the Zero Coupon Convertible Subordinated Notes and any Equity-Like Instrument shall be deemed not to be Debt.

                  "Debt/EBITDA Ratio" of any Person means, at any date of determination, the ratio that (a) the sum of (i) such Person's total Debt outstanding at such date of determination (including, without limitation, all Subordinated Debt) and (ii) the aggregate amount of such Person's Synthetic Lease Attributable Indebtedness at such date, bears to (b) the sum of (i) such Person's EBITDA and (ii) such Person's Lease Expense under the Synthetic Lease Facility for the period for which EBITDA is determined.

                  "Deferred Acquisition Consideration" means, in the case of the acquisition of any Facility (or the assets thereof) or any Related Business, all deferred cash and non-cash consideration to be paid by the Borrower or any of its Subsidiaries after the closing of such acquisition; provided that Deferred Acquisition Consideration shall not include any contingent payments that may be made by the Borrower or any of its Subsidiaries after such closing.

                  "Documentation Agent" means Bank of America, N.A.

                  "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" in its Administrative Details Reply Form or on the signature page of the Assignment and Acceptance pursuant to which it became a Bank, or such other office or Affiliate of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                  "EBITDA" means, with respect to any Person for any fiscal period, the sum (without duplication) of (i) Net Income (whether positive or negative), plus (ii) Interest Expense, plus (iii) income tax expense, plus (iv) depreciation expense, plus (v) amortization expense, plus (vi) non-cash asset impairment charges not in excess of $25,000,000 (determined in accordance with generally accepted accounting principles) (provided that the amount of such charges incurred in connection with the sale of the Facilities listed on
         Schedule IX will be reduced by the amount of credit for recoveries of such charges taken with respect to the sale of such Facilities), plus
         (vii) all payments received under Restructuring Notes, minus (viii) extraordinary gains and credits for non-cash asset impairment charges not in excess of $393,000,000 previously taken (determined in accordance with generally accepted accounting principles), plus (ix) up to $21,000,000 in restructuring charges to the extent incurred in the 15-month period commencing October 1, 1999, plus (x) the write-off of up to $3,500,000 of unamortized loan costs incurred in connection with this Agreement and the Synthetic Lease Facility, plus (xi) the aggregate amount of any reduction in Net Income attributable to any charge related to the implementation of SFAS No. 133 made in accordance with generally acceptable accounting principles, provided that such non-cash reduction shall not exceed $10,000,000 (prior to any adjustment for income taxes) plus (xii) all Interest Expense on Zero Coupon Convertible Subordinated Debt or any Equity-Like Instruments.

                  "EBITDAL" means, with respect to any Person for any fiscal period, the sum (without duplication) of EBITDA plus Lease Expense.

                  "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, having a combined capital and surplus of at least $100,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch, agency or Affiliate located in the United States or managed and controlled by a branch, agency or affiliate located in the United States; (iv) any Affiliate of any Bank if such Affiliate has Total Assets in excess of $100,000,000; (v) any insurance company organized under the laws of the United States or any state thereof, and having Total Assets in excess of $100,000,000; (vi) any other commercial financial entity having Total Assets in excess of $100,000,000; and (vii) any other Person mutually agreed to in writing by the Borrower and the Agent.

                  "Environmental Activity" means any past, present or future storage, holding, existence, release, threatened release, emission, discharge, generation, processing, abatement, disposition, handling or transportation of any Hazardous Substance (i) from, under, into or on any Facility, or (ii) relating to any Facility, or the ownership, use, operation or occupancy thereof, or any threat of such activity.

                  "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, judgments, orders, decrees, permits, licenses, or other governmental restrictions or requirements relating to the environment, any Hazardous Substance or any Environmental Activity in effect in any and all jurisdictions in which the Borrower or any of its Subsidiaries is or from time to time may be doing business, or where any of the Facilities are from time to time located, including, without limitation, CERCLA and RCRA.

                  "Equity-Like Instrument" means any debt instrument issued by the Borrower which shall have no requirements for cash payments of any nature at any time so long as any Advances remain unpaid or any Letter of Credit is outstanding or any Bank shall have a Commitment hereunder and contain subordination terms no less favorable to the Banks than the subordination terms contained in the Indenture, dated as of February 15, 1996, in respect of the Borrower's 4.5% Convertible Subordinated Debentures due 2003.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated pursuant thereto and the rulings issued thereunder.

                  "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA; (iv) the withdrawal by the Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Borrower or any ERISA Affiliate to make a material payment to a Plan required under Section 302(f)(1) of ERISA; (vi) the adoption of an amendment to a Plan requiring the provision of initial or additional security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to
         Section 4042 of ERISA, or the occurrence of any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" in its Administrative Details Reply Form or on the signature page of the Assignment and Acceptance pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                  "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. dollars appear on page 3750 (or any successor page thereto) of the Dow Jones Telerate Screen two Business Days before the first day of such Interest Period and for a term comparable to such Interest Period or, if such rate does not so appear on the Dow Jones Telerate Screen on any date of determination, on the Reuters Screen LIBO Page two Business Days before the first day of such Interest Period and for a term comparable to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period; provided, however, that if the Reuters Screen LIBO Page is being used to determine the Eurodollar Rate at any date of determination and more than one rate is specified thereon as the London interbank offered rate for deposits in U.S. dollars, the applicable rate shall be the arithmetic mean (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1% per annum) of all such rates.

                  "Eurodollar Rate Advance" means a Revolving Advance which bears interest as provided in Section 2.05(b).

                  "Eurodollar Rate Reserve Percentage" of any Bank for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Event of Default" has the meaning specified in Section 7.01.

                  "Existing Clinic Acquisitions" means the acquisition of an additional Facility or single-specialty clinic, or the assets thereof, by the Borrower or a Subsidiary of the Borrower which already owns and operates one or more Facilities, or the addition of physicians to such Facilities, which acquisition or addition will supplement the operations of the existing Facilities.

                  "Expenditure Increase Notice" means a notice from the Borrower to the Agent to increase the amount available for Capital Expenditures or Capital Investments, in either case pursuant to Section 6.02(f)(v).

                  "Facility" means any multi-specialty medical clinic (including any satellite locations and all real, personal and mixed property relating to any such clinic) and related businesses certain of the assets of which are now owned or leased and operated or hereafter owned or leased and operated by the Borrower or any existing or future Subsidiary of the Borrower or, in the case of an acquisition, that such a Subsidiary intends to acquire.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fixed Charge Coverage Ratio" of any Person means, at any date of determination for any period, the ratio that such Person's EBITDAL for such period minus Capital Expenditures for such period, bears to such Person's Interest Expense for such period plus Lease Expense for such period.

                  "Funded Debt" of any Person means Debt (including, without limitation, all Subordinated Debt) which matures more than one year from the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all amounts of Funded Debt required to be paid or prepaid within one year from the date of determination.

                  "Guarantors" means the Subsidiaries listed on Schedule II hereto and each other Subsidiary that from time to time may enter into a Guaranty pursuant hereto; provided that Immaterial Subsidiaries shall not be required to be Guarantors; and provided further that Regulated Subsidiaries shall not be Guarantors and provided further that Subsidiaries in which the direct and indirect ownership interest of the Borrower is less than 80% shall not be required to be Guarantors.

                  "Guaranty" means the Guaranty dated as of July 1, 1997 made by each of the Loan Parties, whether as initial party thereto or by execution of a supplement thereto (other than the Borrower) in favor of the Agent, as amended, supplemented, restated or otherwise modified from time to time.

                  "Hazardous Substance" means (i) any hazardous substance and toxic substance as such terms are presently deemed or used in ss. 101(14) of CERCLA (42 U.S.C. ss. 9601(14)), in 33 U.S.C. ss. 1251 et
         seq. (Clean Water Act), or 15 U.S.C. ss. 2601 et seq. (Toxic Substances Control Act), (ii) any additional substances or materials which are now or hereafter hazardous or toxic substances under any applicable laws, and (iii) as of any date of determination, any additional substances or materials which are hereafter incorporated in or added to the definition or use of "hazardous substance" or "toxic substance" for purposes of CERCLA or any other applicable law.

                  "IBNR" means, in respect of an IPA, such IPA's incurred but not reported claims liability.

                  "Immaterial Subsidiary" means a Subsidiary of the Borrower that, on a Consolidated basis with its Subsidiaries, as of the end of its most recent fiscal quarter prior to the date of determination has assets with a book value of less than $1,000,000 or revenues for the twelve-month period as of the end of such quarter of less than $1,000,000, provided that, if as of the end of any fiscal quarter the Immaterial Subsidiaries shall have, in the aggregate, assets with a book value of more than $5,000,000 or revenues for the twelve-month period as of the end of such quarter of more than $5,000,000, the Borrower shall promptly, by written notice to the Agent, designate one or more of such Subsidiaries not to be Immaterial Subsidiaries so that Immaterial Subsidiaries do not exceed either of such amounts, and the Subsidiaries so designated shall thereupon cease to be Immaterial Subsidiaries.

                  "Indemnitee" or "Indemnitees" has the meaning set forth in
         Section 9.06.

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Intercompany Creditor" means PhyCor of Nashville, Inc., a Tennessee corporation and wholly owned Subsidiary of the Borrower.

                  "Intercompany Debt" means any and all indebtedness from time to time owed (i) to the Borrower by any of its Subsidiaries, (ii) to the Intercompany Creditor by any other Subsidiary of the Borrower, or
         (iii) to any Subsidiary of the Borrower by the Borrower, including any investments by the Borrower in any of its Subsidiaries to the extent such investments are made in the form of loans or advances by the Borrower to such Subsidiary. All Intercompany Debt shall be payable on demand.

                  "Intercompany Subordination Agreement" means the Intercompany Subordination Agreement dated as of July 1, 1997 among the Borrower and each of its Subsidiaries, other than Regulated Subsidiaries and, subject to Section 6.01(j), Immaterial Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement dated as of the date hereof, among the Agent, the Banks party to hedge agreements with the Borrower, Citicorp USA, Inc., as agent for the holders of the Series 2-A Notes and the Series 4-A Notes (each, as defined in the "Operative Documents" as defined in Appendix A to the Synthetic

         Lease Agreement), and CUSA, as Collateral Agent, in substantially the form of Exhibit H, as amended from time to time.

                  "Interest Expense" of any Person means the aggregate amount of interest paid, accrued or scheduled to be paid or accrued in respect of any Debt (including the interest portion of rentals under Capital Leases) and all but the principal component of payments in respect of conditional sales, equipment trust or other title retention agreements paid, accrued or scheduled to be paid or accrued by such Person, in each case determined in accordance with generally accepted accounting principles.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or, the date of the Conversion of any Advance into such Type of Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, in the case of a Eurodollar Rate Advance, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months in the case of a Eurodollar Rate Advance; provided, however, that:

                           (i) the Borrower may not select any Interest Period
                  which ends after the Revolver Termination Date;

                           (ii) Interest Periods commencing on the same date for
                  Advances comprising part of the same Revolving Borrowing shall be of the same duration;

                           (iii) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iv) the Borrower may not have more than eight
                  Eurodollar Rate Borrowings outstanding on any given date.

                  "IPA" means an independent practice association.

                  "IPA Support L/C" means a Letter of Credit that is issued to provide credit support for designated obligations of an independent practice association for the benefit of a health maintenance organization or insurer and in form and substance satisfactory to the Agent and the Issuing Bank.

                  "Issue" means, with respect to any Letter of Credit, either to issue, or to extend the expiry of, or to renew, or to increase the amount of, such Letter of Credit, and the term "Issued" or "Issuance" shall have corresponding meanings.

                  "Issuing Bank" means (i) Citibank or any Affiliate of Citibank that may from time to time Issue Letters of Credit for the account of the Borrower and (ii) any other Bank that agrees in writing to act as an Issuing Bank hereunder with the written consent of the Borrower, the Majority Banks and the Agent.

                  "Lease" means any lease, rental contract, occupancy agreement, license or other arrangement pursuant to which any Person occupies or has the right to occupy all or any part of the Real Property.

                  "Lease Expense" of any Person means all payments made by such Person under Operating Leases.

                  "Letter of Credit" means any standby letter of credit in form satisfactory to the Issuing Bank therefor, which is at any time Issued by such Issuing Bank pursuant to Article III, in each case as amended, supplemented or otherwise modified from time to time.

                  "Letter of Credit Liability" means, as of any date of determination, all then existing liabilities of the Borrower to the Issuing Banks in respect of the Letters of Credit Issued for its account, whether such liability is contingent or fixed, and shall, in each case, consist of the sum of (i) the aggregate maximum amount then available to be drawn under such Letters of Credit (the determination of such maximum amount to assume compliance with all conditions for drawing) and (ii) the aggregate amount which has then been paid by, and not been reimbursed to, the Issuing Banks under such Letters of Credit.

                  "Lien" means any assignment, chattel mortgage, pledge or other security interest or any mortgage, deed of trust or other lien, or other charge or encumbrance, upon property or rights (including after-acquired property or rights), or any preferential arrangement with respect to property or rights (including after-acquired property or rights) which has the practical effect of constituting a security interest or lien.

                  "Loan Documents" means this Agreement, the Notes, the Guaranty, the Subordination Agreements, the Intercompany Subordination Agreement, the Collateral Documents, the Intercreditor Agreement and all other documents delivered by the Loan Parties in connection with this Agreement, in each case as amended, supplemented, restated or otherwise modified from time to time.

                  "Loan Party" means, individually, the Borrower and each Guarantor; and "Loan Parties" means the Borrower and the Guarantors, collectively.

                  "Majority Banks" means, at any time, Banks holding more than 50% of the then aggregate unpaid principal amount of the Revolving Advances owing to the Banks, or, if no such principal amount is then outstanding, having more than 50% of the Commitments.

                  "Mortgages" means, collectively, trust deeds and mortgages in form and substance satisfactory to the Agent and covering the properties listed on Part I of Schedule X hereto, in each case as amended from time to time.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NAMM" means North American Medical Management, Inc., a Tennessee corporation.

                  "Net Cash Proceeds" means, as to any sale, lease or other disposition of any Facility (or the assets thereof) or any Related Business, or of the assets of the Borrower and its Subsidiaries, by the Borrower or any Subsidiary of the Borrower to any Person other than the Borrower or any Subsidiary of the Borrower, or the sale or issuance of any Securities, any securities convertible into or exchangeable for Securities, or any warrants, rights or options to acquire Securities of the Borrower or any Equity-Like Instruments to any Person other than the Borrower or any Subsidiary of the Borrower (other than such sale or issuance pursuant to the Borrower's employee stock purchase plans or employee and director stock option plans and other than the issuance of Securities as consideration for the acquisition of any Facility (or the assets thereof), any Existing Clinic Acquisition or the acquisition of any Related Business to the extent such acquisition satisfies the applicable requirements of Section 6.02(f)), or the issuance of any Subordinated Debt, whether convertible into or exchangeable for Securities, an amount equal to (i) the cash and other consideration paid by such Person (but not including (i) any Debt of the Borrower or its Subsidiaries assumed by such Person in connection with such sale, lease or other disposition, (ii) any Debt of the Borrower or its Subsidiaries owed to such Person which is offset against the Total Consideration of such Facility or Related Business or (iii) any Debt of such Person owed to the Borrower or any of its Subsidiaries in connection with any such sale, lease or other disposition), minus (ii) the sum of (A) in the case of a Facility, the unpaid principal balance on the date of such sale or other disposition of any Debt secured by a Lien on such Facility that may be accelerated as a result of such sale or secured by Liens not prohibited by the terms of this Agreement and affecting only such Facility, in each case which is required to be repaid, and is actually repaid, by the Borrower or any of its existing or future Subsidiaries on the date of such sale or other disposition,
         (B) any tax paid or payable within 21 months of the disposition by the Borrower or any of its existing or future Subsidiaries in connection with or as a consequence of such sale or other disposition (excluding any such tax for which the Borrower or any of its existing or future Subsidiaries seller is reimbursed by such Person to the extent not otherwise included in the determination of Net Cash Proceeds), (C) the amount of any reserve (other than in respect of inventory) required to be retained in connection with such sale or other disposition under generally accepted accounting principles (excluding any reserve in respect of any amounts not payable within 180 days), provided that the unused amount of such reserve at the termination of such reserve in accordance with generally accepted accounting principles shall be deemed Net Cash Proceeds in the amount of such unused amount, and (D) reasonable out-of-pocket costs of such sale or other disposition incurred by the Borrower or any of its existing or future Subsidiaries to third parties directly in connection therewith, including, without limitation, sales commissions, escrow fees, legal fees, title insurance premiums and similar expenses.

                  "Net Income" of any Person, for any period, means the net income of such Person for such period, determined in accordance with generally accepted accounting principles, excluding:

                           (i) the proceeds of any life insurance policy;

                           (ii) any earnings (or losses), prior to the date of
                  acquisition, of any other Person acquired in any manner;

                           (iii) in the case of a successor to such Person by
                  consolidation or merger or a transferee of its assets, any earnings (or losses) of the successor or transferee corporation prior to the consolidation, merger or transfer of assets; and

                           (iv) any deferred credit (or debit) (or amortization
                  of a deferred credit) arising from the acquisition of any Person.

                  "Net Worth" of any Person, as of any date of determination, means the excess of such Person's Total Assets over Total Liabilities.

                  "Note" means a Revolving Note and "Notes" means such promissory notes collectively.

                  "Notice of Borrowing" means a written notice, in substantially the form of Exhibit B hereto, delivered in accordance with, and within the periods specified in, Section 2.01(c).

                  "Notice of Swing Line Borrowing" has the meaning specified in
         Section 2.01(d).

                  "OECD" means the Organization for Economic Cooperation and Development or any successor.

                  "Operating Lease" means any lease of real, personal or mixed property which is not a Capital Lease. The leases included in the Synthetic Lease Facility shall be deemed to be Operating Leases.

                  "Other Taxes" has the meaning set forth in Section 2.12(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor.

                  "Permitted Lien" means:

                           (i) Any Liens (other than Liens securing Debt, taxes,
                  assessments or governmental charges or levies, obligations under ERISA or the Environmental Laws, or other obligations) affecting any of the Real Property that do not materially adversely affect the use of such Real Property;

                           (ii) Liens for taxes, assessments or governmental
                  charges or levies to the extent not past due or to the extent contested, in good faith, by appropriate proceedings and for which adequate reserves have been established;

                           (iii) Liens imposed by law, such as materialmen's,
                  mechanic's, carrier's, workman's, and repairman's Liens and other similar Liens arising in the ordinary course of business that relate to obligations that are not overdue for a period of more than 30 days or that are being contested in good faith, by appropriate proceedings and for which adequate reserves have been established;

                           (iv) pledges or deposits in the ordinary course of
                  business to secure nondelinquent obligations under workman's compensation or unemployment laws or similar legislation or to secure the performance of leases or contracts entered into in the ordinary course of business or of public or nondelinquent statutory obligations, bids, or appeal bonds;

                           (v) Liens upon or in any property acquired or held by
                  the Borrower or any of its Subsidiaries (other than the Intercompany Creditor) to secure the purchase price or construction costs (and, to the extent financed, sales and excise taxes, delivery and installation costs and other related expenses) of such property or to secure indebtedness incurred solely for the purpose of financing or refinancing the acquisition or construction of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that such Lien is established within thirty days of the acquisition of said property or expenditure of said construction costs, and provided further that no such Lien shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced, and provided further that the incurrence of any Debt secured by the Liens permitted by this clause (v) shall not exceed $10,000,000;

                           (vi) zoning restrictions, easements, licenses,
                  landlord's liens or restrictions on the use of real property owned or leased by the Borrower or any of its Subsidiaries, which do not materially impair the use of such property in the operation of the business of the Borrower or any of its Subsidiaries or the value of such property for the purpose of such business;

                           (vii) Liens on the property or assets of any
                  Subsidiary in favor of the Borrower or a Subsidiary, provided that the holder and grantor of such Lien have each entered into the Intercompany Subordination Agreement;

                           (viii) Liens listed on Schedule V;

                           (ix) Liens not described in subclauses (i) through
                  (viii) above that are not on the Collateral and that relate to liabilities that are not in excess of $8,000,000 in the aggregate;

                           (x) Liens arising in connection with Capitalized
                  Leases or purchases or financing of personal property permitted under Section 6.02(c)(ix); provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Leases or such personal property, as the case may be;

                           (xi) Liens arising in connection with any Collateral
                  Document;

                           (xii) Liens existing on the date hereof on any
                  fixtures which have been incurred in the ordinary course of business; and

                           (xiii) Liens existing on the date hereof on property
                  of Arnett Health Plans, Inc., First Physician Care of Palm Beach, Inc., First Physician Care of South Florida, Inc., Morgan Health Group, Inc., North American Medical Management-Indiana, LLC, North American Medical Management-Arizona, Inc., North American Medical Management-Northern New Jersey, Inc., North American Medical Management-New York, Inc., North American Medical Management-Southern California, Inc., PMC of Michigan, Inc., PhyCor Medical Management Company of Colorado, Inc., PhyCor of Colombia, Inc., or FHS, Inc., which in each case have been incurred in the ordinary course of business

                  "Person" means a individual partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency or instrumentality thereof.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Process Agent" has the meaning set forth in Section 9.13(a).

                  "Quarterly Delivery" means quarterly certified Consolidated financial statements of the Borrower and its Subsidiaries and a schedule evidencing financial covenant compliance, in each case, as delivered to the Banks pursuant to Section 6.04(a).

                  "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901 et seq.), and any regulations promulgated thereunder.

                  "Real Property" means the real property of the Borrower and its Subsidiaries located in the United States described in Schedule I hereto, consisting of real property or any interest in real property, including a leasehold interest or an option to purchase, and all buildings, structures and improvements now or hereafter located on all or any portion of said real property, provided, that, notwithstanding the foregoing, only leasehold interests of the Borrower and its Subsidiaries which relate to the main clinic of any Facility or for which the Borrower or any of its Subsidiaries incurs Lease Expense equal to or in excess of $100,000 per year shall be described in
         Schedule I.

                  "Register" has the meaning specified in Section 9.08(c).

                  "Regulated Subsidiaries" means the Subsidiaries listed in
         Schedule XIV hereto.

                  "Related Business" means (i) a business that principally operates (A) one or more IPAs and related management companies providing information and operating systems, actuarial and financial analysis, medical management and provider contract services to the IPAs or (B) one or more management service organizations (each a "MSO") providing IPAs with practice management services, including billing, staffing and financial management services, or (ii) a business related to the operation of a Facility, IPA or MSO or the operation of the business of the Borrower or any of its Subsidiaries as conducted as of the date hereof, the acquisition or operation of which would not result in a material change in the nature of the Borrower's business as of the date hereof. A Related Business shall also include all real, personal and mixed property relating thereto.

                  "Restricted Payment" of any Person, means any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of Securities of such Person, or any purchase, redemption or other acquisition for value of any shares of any class of Securities of such Person, or any warrants, rights or options to acquire any such Securities, or the entry by such Person or any of its Subsidiaries into hedge agreements in respect of any class of Securities of such Person now or hereafter outstanding; provided, however, that any dividend payment or other distribution payable in common stock of such Person shall not be considered a Restricted Payment.

                  "Restructuring Notes" means notes received by the Borrower or its Subsidiaries in connection with the restructuring of Service Agreements.

                  "Revolver Termination Date" means September 30, 2002, or the earlier date of termination in whole of the Commitments pursuant to
         Section 2.03 or 7.01.

                  "Revolving Advance" means an Advance pursuant to Section 2.01.

                  "Revolving Borrowing" means a Borrowing pursuant to Section 2.01.

                  "Revolving Note" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of Exhibit A, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the Revolving Advances made by such Bank, and "Revolving Notes" means such promissory notes collectively.

                  "Secured Parties" means the "Secured Parties" as defined in the Security Agreements.

                  "Securities" means shares of capital stock of a corporation (or similar property right in the case of partnerships, limited liability companies and trusts).

                  "Security Agreements" means, collectively, the Borrower Security Agreement and the Subsidiary Security Agreements.

                  "Senior Debt" means all Debt outstanding pursuant to this Agreement and any other Debt of the Borrower and its Subsidiaries not expressly subordinated on terms satisfactory to the Majority Banks to the Debt outstanding under this Agreement.

                  "Service Agreement" means any of (i) the Service Agreements listed on Schedule III and (ii) any similar agreement entered into by the Borrower or any existing or future Subsidiary of the Borrower or related professional association or corporation after the Closing Date, in each case as any of such agreements may from time to time be amended, restated, supplemented or otherwise modified.

                  "Single-Employer Plan" means a single-employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Solvent" means, with respect to any Person, that as of any date of determination, (i) the then fair saleable value of the assets of such Person is (a) greater than the then total amount of liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person and (b) greater than the amount that will be required to pay such Person's probable liability on such Person's then existing debts as they become absolute and matured, (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due.

                  "Subordinated Debt" means any Debt of the Borrower that (a) is subordinated to the Debt of the Borrower under this Agreement and the Notes on terms and conditions satisfactory to the Majority Banks, (b) has no scheduled amortization prior to any scheduled amortization of any Subordinated Debt existing on the Closing Date, (c) with respect to which the Agent and the Majority Banks shall in their sole discretion have approved in writing prior to the issuance thereof the terms and conditions relating to the issuance thereof, including the terms of any indenture executed in connection therewith, and (d) the proceeds of which are used to prepay Advances and reduce Commitments as provided in Sections 2.03 and 2.08, provided, however, that for the purposes of Section 2.08 hereof, Equity-Like Instruments shall not be deemed to be Subordinated Debt.

                  "Subordination Agreement" means a duly executed subordination agreement in substantially the form of Exhibit D, as amended, supplemented or otherwise modified from time to time.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, trust or other Person of which more than 50% of the outstanding Securities having ordinary voting power to elect a majority of the board of directors of such corporation (or similar governing body or Person with respect to partnerships, limited liability companies and trusts) (irrespective of whether or not at the time Securities of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, or one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

                  "Subsidiary Security Agreements" means, collectively, the Subsidiary Security Agreement dated as of the date hereof in the form of Exhibit G-1, and the Subsidiary Pledge and Security Agreement dated as of the date hereof in the form of Exhibit G-2, in each case, from the Guarantors party thereto to the Collateral Agent for the ratable benefit of the Secured Parties, as amended from time to time.

                  "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(b) or (b) any Bank pursuant to
         Section 2.01(d).

                  "Swing Line Bank" means Citicorp USA, Inc.

                  "Swing Line Borrowing" means a Borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

                  "Swing Line Facility" has the meaning specified in Section 2.01(b).

                  "Synthetic Lease Agreement" means the Amended and Restated Participation Agreement dated as of September 29, 1999, among the Borrower, certain of its Subsidiaries, as lessees, Citicorp Del-Lease, Inc., as lessor, the financial institutions named therein as noteholders and equity investors, State Street Bank and Trust Company, as collateral agent, and Citicorp USA, Inc., as agent, as amended from time to time.

                  "Synthetic Lease Attributable Indebtedness" means, with respect to the obligations of any Person in respect of the Synthetic Lease Facility as of any date, the aggregate amount of the obligations issued to note holders and certificate holders thereunder that are outstanding as of such date.

                  "Synthetic Lease Facility" means the agreements and instruments, as amended, supplemented, restated or otherwise modified from time to time, providing financing for the acquisition and construction of property for physician clinics, medical offices and corporate offices, pursuant to which Borrower and/or one of more of its Subsidiaries shall lease such properties under one or more synthetic lease and under which the maximum amount of obligations issued to note holders and certificate holders shall not exceed $26,000,000.

                  "Taxes" has the meaning set forth in Section 2.12(a).

                  "Total Assets" of any Person, as of the date of determination, means all property, whether real, personal, tangible, intangible or otherwise, which, in accordance with generally accepted accounting principles, should be included in determining total assets as shown on the assets portion of a balance sheet of such Person.

                  "Total Consideration" means, with respect to the acquisition of any Facility (or the assets thereof) or Related Business, whether or not such acquisition is accomplished by Securities purchase or asset purchase or by merger, the sum of (i) all cash and non-cash consideration (including, without limitation, assumed liabilities and equity consideration) paid by the Borrower or any of its Subsidiaries at the closing of such transaction, and (ii) all Deferred Acquisition Consideration; provided that Total Consideration shall not include any contingent payments that may be made by the Borrower or any of its Subsidiaries after such closing.

                  "Total Liabilities" of any Person, as of the date of determination, means all obligations, including, without limitation, all Debt of such Person, which, in accordance with generally accepted accounting principles, should be included in determining total liabilities as shown on the liabilities portion of a balance sheet of such Person, including all Subordinated Debt. The obligations of the Borrower and its subsidiaries under the Zero Coupon Convertible Subordinated Notes shall be deemed not to be Total Liabilities.

                  "UCP" has the meaning set forth in Section 3.08.

                  "Unused Commitment" means, with respect to any Bank at any time, (a) such Bank's Commitment at such time (as such Commitment may be reduced pursuant to Section 2.03 or on account of an Assignment and Acceptance entered into by such Bank) minus (b) the aggregate principal amount of all Revolving Advances made by such Bank outstanding at such time.

                  "Warburg Pincus Entity" means Warburg Pincus Equity Partners, L.P. or any Affiliate thereof.

                  "Welfare Plan" means a welfare plan, as defined in Section 3(l) of ERISA, which section covers plans, funds and programs providing (among other things) medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, together with plans which provide workmen's compensation, unemployment compensation or disability insurance benefits.

                  "Withdrawal Liability" has the meaning given such term under
         Part I of Subtitle E of Title IV of ERISA.

                  "Zero Coupon Convertible Subordinated Notes" means the Series A Zero Coupon Convertible Subordinated Notes issued by the Borrower for aggregate gross proceeds received by the Borrower of not less than $100,000,000, which shall have no requirement for cash payments at any time that any Advances remain unpaid or any Letter of Credit is outstanding or any Bank shall have a Commitment hereunder.

                  SECTION 1.02. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated, the word "from" or "commencing" means "from and including" and the word "to" or "until" means "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles consistent with those applied in the preparation of the Borrower's December 31, 1998 Consolidated financial statements delivered to the Banks prior to the date hereof.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. The Revolving Advances.

                  (a) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Revolver Termination Date, in an amount for each such Advance not to exceed such Bank's Unused Commitment on such Business Day less such Bank's Commitment Percentage on such Business Day of the sum of the Swing Line Advances then outstanding and the then existing Letter of Credit Liability; provided, however, that such Bank shall not be obligated to make such Revolving Advance if, after giving effect to such Revolving Advance and the other Revolving Advances to be made by the other Banks as part of the same Borrowing, the then outstanding aggregate principal amount of all Revolving Advances and Swing Line Advances plus the then existing Letter of Credit Liability shall exceed the aggregate Commitments of the Banks. Each Revolving Borrowing shall be in an aggregate amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof, and shall consist of Advances made on the same day by the Banks ratably according to their respective Commitments. Within the limits of each Bank's Unused Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.08(a) and reborrow under this
Section 2.01(a).

                  (b) The Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolver Termination Date in an aggregate amount not to exceed at any time outstanding $10,000,000 (the "Swing Line Facility"). No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount as may be agreed by the Borrower and the Swing Line Bank and shall bear interest as may be agreed between the Borrower and the Swing Line Bank, provided that in no event shall any Swing Line Advance bear interest at a rate lower than the interest rate applicable to the Revolving Advances. Within the limits of the Swing Line Facility, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.08(a) and reborrow under this Section 2.01(b).

                  (c) Each Revolving Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) (i) on the third Business Day prior to the date of the proposed Borrowing, in the case of Eurodollar Rate Advances, and (ii) on the date of the proposed Borrowing, in the case of Base Rate Advances, by the Borrower to the Agent, which shall give each Bank prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telecopier, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein (i) the requested date of such Borrowing, (ii) the requested Type of Advances comprising such Borrowing, (iii) the requested aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of Eurodollar Rate Advances, the requested initial Interest Period for each such Advance. Each Bank shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 9.02, in same day funds, such Bank's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Agent will make such funds available to the Borrower at the Agent's aforesaid address. Anything in this subsection (b) above to the contrary notwithstanding, (A) the Borrower may not select Eurodollar Rate Advances for any Revolving Borrowing if the obligation of the Banks to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.10 and (B) no more than ten Revolving Borrowings may be outstanding at any one time.

                  (d) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing or telecopier, specifying therein the requested (i) date of such Borrowing and (ii) amount of such Borrowing. Each Swing Line Borrowing shall be due and payable on the earlier of the date of demand by the Swing Line Bank in respect of such Swing Line Borrowing and the Revolver Termination Date. Each such Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. Upon fulfillment of the applicable conditions set forth in Article IV, the Swing Line Bank will make the amount thereof available in accordance with the instructions of the Borrower, in same day funds. Upon written demand by the Swing Line Bank, with a copy of such demand to the Agent, each other Bank shall purchase from the Swing Line Bank and the Swing Line Bank shall sell and assign to each such other Bank, such other Bank's Commitment Percentage of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Agent for the account of the Swing Line Bank in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Bank. The Borrower hereby agrees to each such sale and assignment. Each Bank agrees to purchase its Commitment Percentage of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Bank of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Bank that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it and such assignment is free and clear of any claim or adverse interest of any kind, but makes no other representation or warranty and assumes no responsibility with respect to the Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Bank shall not have so made the amount of such Swing Line Advance available to the Agent, such Bank agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Agent, at the Federal Funds Rate. If such Bank shall pay to the Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Bank on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

                  (e) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Bank against any loss (including loss of anticipated profits), cost or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article IV, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (f) Unless the Agent shall have received notice from a Bank prior to the date of any Revolving Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (b) above and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement. To the extent that any Bank makes a payment of principal or interest to the Agent pursuant to this subsection (d), the Borrower shall not be obligated to make such payment.

                  (g) The failure of any Bank to make the Advance to be made by it as part of any Revolving Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Revolving Borrowing.

                  SECTION 2.02. Fees.

                  (a) Facility Fees. The Borrower agrees to pay to the Agent, for the account of each of the Banks, a facility fee on the average daily Commitment of such Bank from the date hereof until the Revolver Termination Date at the Applicable Facility Fee Rate from time to time in effect, payable quarterly in arrears on the last day of each March, June, September and December, commencing March 31, 2000, and on the Revolver Termination Date.

                  (b) Agency and Arrangement Fees. The Borrower agrees to pay to the Agent, for its own account, the agency fee and the arrangement fee, in such amounts and on such dates as are specified in the letter agreement dated January 11, 2000, between the Borrower and the Agent.

                  SECTION 2.03. Reduction of the Commitments.

                  (a) Optional. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, permanently to terminate in whole or reduce ratably in part the Unused Commitments; provided that (a) each partial reduction shall be in the aggregate amount of $2,000,000 or an integral $1,000,000 multiple in excess thereof, (b) each reduction shall be made ratably among the Banks in accordance with their Unused Commitments and (c) no reduction may reduce the aggregate Commitments of the Banks below the aggregate amount of the then outstanding Letter of Credit Liability.

                  (b) Mandatory.

                      (i) Commitment Step-Down. (A) Prior to the receipt by the Agent of the Expenditure Increase Notice, the aggregate Commitments shall be reduced (and each Bank's Commitment shall be ratably reduced) to the aggregate amounts indicated in Column A below, on the following dates, and (B) after the receipt by the Agent of the Expenditure Increase Notice, the aggregate Commitments shall be reduced (and each Bank's Commitment shall be ratably reduced) to the aggregate amounts indicated in Column B below, on the following dates:

                  -------------------------------------------------------------------------------------
                                                                Aggregate Amount of Commitments
                                                          --------------------------------------------
                                  Date                            A                        B
                  ------------------------------------------------------------------------------------
                  September 30, 2000                         $330,000,000            $325,000,000
                  ------------------------------------------------------------------------------------
                  December 31, 2000                          $290,000,000            $285,000,000
                  ------------------------------------------------------------------------------------
                  June 30, 2001                              $260,000,000            $255,000,000
                  ------------------------------------------------------------------------------------
                  December 31, 2001                          $230,000,000            $225,000,000
                  ------------------------------------------------------------------------------------
                  June 30, 2002                              $200,000,000            $195,000,000
                  ------------------------------------------------------------------------------------

                      (ii) Issuance of Equity or Debt or Asset Sale. In connection with an Asset Sale or issuance of equity or Debt pursuant to which the Borrower must prepay Revolving Advances pursuant to Section 2.08(b), (c) or (d), respectively, any amount so prepaid shall permanently terminate in whole or reduce ratably in part the Unused Commitments; provided that (a) each reduction shall be made ratably among the Banks in accordance with their Unused Commitments and (b) no reduction may reduce the aggregate Commitments of the Banks below the aggregate amount of the then outstanding Letter of Credit Liability.

                      (iii) Delivery of Expenditure Increase Notice. In the event the Agent receives the Expenditure Increase Notice prior to September 30, 2000, the aggregate Commitments shall be reduced (and each Bank's Commitment shall be ratably reduced) on the date of receipt thereof by $5,000,000 and if the Agent receives the Expenditure Increase Notice on or after September 30, 2000, the Commitments shall be reduced as set forth in Section 2.03(b)(i).

                  SECTION 2.04. Repayment.

                  (a) The Borrower shall repay on the Revolver Termination Date the aggregate principal amount of the Revolving Advances of each Bank outstanding on the Revolver Termination Date, together with accrued interest thereon.

                  (b) The Borrower shall repay to the Agent for the account of the Swing Line Bank the outstanding principal amount of each Swing Line Advance made by the Swing Line Bank on the earlier of the date demanded by the Swing Line Bank in respect of such Swing Line Advance and the Revolver Termination Date.

                  SECTION 2.05. Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (a) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable monthly in arrears on the last day of each calendar month during such periods and on the date such Base Rate Advance shall be Converted or paid in full. Notwithstanding the foregoing, during the continuance of an Event of Default, the principal amount of each Base Rate Advance shall bear interest, to the fullest extent permitted by law, from the date on which such amount is due until such amount is paid in full, payable on demand, at a fluctuating rate per annum equal at all times to 4% per annum above the Base Rate in effect from time to time.

                  (b) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of (i) the Eurodollar Rate for such Interest Period plus (ii) the Applicable Eurodollar Rate Margin in effect on the first day of such Interest Period, payable on the last day of such Interest Period and, if such Interest Period has a duration of six months, on the day that occurs during such Interest Period three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full; provided, however, that in the event that the Applicable Eurodollar Rate Margin for any fiscal quarter of the Borrower has not yet been determined in accordance with the provisions of the definition of Applicable Eurodollar Rate Margin in Section 1.01 as of the time when interest on a Eurodollar Rate Advance becomes due, the Borrower shall pay such interest on the date when due based on the then existing Applicable Eurodollar Rate Margin and any necessary subsequent adjustments in the amount of interest payable hereunder (due to any subsequent change in the Applicable Eurodollar Rate Margin) shall be made on the first date on which any interest on any Revolving Advance is payable after the date of determination of the Applicable Eurodollar Rate Margin. Notwithstanding the foregoing, during the continuance of an Event of Default, the principal amount of each Eurodollar Rate Advance shall bear interest, to the fullest extent permitted by law, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 4% per annum above the Eurodollar Rate plus the Applicable Eurodollar Rate Margin until the end of the Interest Period applicable to such Eurodollar Rate Advance, at which time the rate per annum shall become 4% per annum above the Base Rate, in each case as in effect from time to time.

                  SECTION 2.06. Interest Rate Determination and Protection.

                  (a) The Agent shall give prompt notice to the Borrower and the Banks of the applicable interest rate under Section 2.05(a) or (b).

                  (b) If, with respect to any Eurodollar Rate Advance, the Majority Banks notify the Agent that the Eurodollar Rate for any Interest Period for such Advance will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective Eurodollar Rate Advance for such Interest Period, the Agent shall forthwith so notify the Borrower and the Banks, whereupon:

                           (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                           (ii) the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist.

                  (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advance in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Banks and such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                  SECTION 2.07. Voluntary and Automatic Conversion of Revolving Advances.

                  (a) The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.06 and 2.10, Convert all Revolving Advances of one Type comprising the same Borrowing into Revolving Advances of another Type; provided, however, that any Conversion of any Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

                  (b) On the date on which the unpaid aggregate principal amount of Eurodollar Rate Advances comprising any Revolving Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $2,000,000, the Eurodollar Rate Advances comprising such Borrowing shall automatically Convert into Base Rate Advances, and on and after such date the Borrower may not convert such Base Rate Advances to Eurodollar Rate Advances until such time as the aggregate principal amount of Base Rate Advances equals or exceeds $2,000,000.

                  (c) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.08. Prepayments.

                  (a) Voluntary Prepayments. The Borrower may, upon at least (i) in the case of Eurodollar Rate Advances, two Business Days' and (ii) in the case of Base Rate Advances, the same Business Day's notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Revolving Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and, in the case of Eurodollar Rate Advances, any amounts payable under Section 9.04(b); provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $2,000,000 or any integral multiple of $1,000,000 in excess thereof.

                  (b) Asset Sales Mandatory Prepayments. Upon an Asset Sale by the Borrower or any Subsidiary of the Borrower, the Asset Sale Percentage of (x) Net Cash Proceeds of such Asset Sale shall be delivered as soon as practicable, but not later than three Business Days after receipt, to the Agent, provided, that the portion of any such Net Cash Proceeds which is subject to both customary post-closing adjustments in connection with such Asset Sale and the potential repayment to the respective purchaser within 30 days after such Asset Sale may be retained by the Borrower or such Subsidiary, as applicable, and delivered to the Agent on the 30th day after such Asset Sale less any part thereof which was repaid to such purchaser as a result of such post-closing adjustment, and (y) any deferred cash proceeds of such Asset Sale shall be delivered to the Agent as soon as practicable after their receipt, but not later than three Business Days after receipt (at which time the same shall become Net Cash Proceeds), and in each case, such Net Cash Proceeds shall be applied in accordance with Section 2.08(f).

                  (c) Equity Issuance Mandatory Prepayments. At any time that the aggregate Commitments are equal to or in excess of $200,000,000, upon the sale or issuance by the Borrower of any capital stock (or other equity or ownership or profit interest) or any warrants, rights or options to acquire any capital stock (or other equity or ownership or profit interest) or any Equity-Like Instruments, then 50% of the Net Cash Proceeds of such sale or issuance shall be delivered as soon as practicable, but not later than two Business Days after receipt, to the Agent, and any such Net Cash Proceeds shall be applied in accordance with Section 2.08(f); provided that the initial $25,000,000, in the aggregate, of Net Cash Proceeds of all such sales and issuances after the Closing Date may be retained by the Borrower.

                  (d) Subordinated Debt Issuance Mandatory Prepayments. At any time that the aggregate Commitments are equal to or in excess of $200,000,000, upon the sale or issuance by the Borrower of any Subordinated Debt, then 100% of the Net Cash Proceeds of such sale or issuance shall be delivered as soon as practicable, but not later than two Business Days after receipt, to the Agent, and any such Net Cash Proceeds shall be applied in accordance with Section 2.08(f), and at all other times, upon the sale or issuance by the Borrower of any Subordinated Debt, then 50% of the Net Cash Proceeds of such sale or issuance shall be delivered as soon as practicable, but not later than two Business Days after receipt, to the Agent, and any such Net Cash Proceeds shall be applied in accordance with Section 2.08(f).

                  (e) Commitment Reduction Mandatory Prepayments. If on the date of each reduction of Commitments pursuant to Section 2.03(b)(i) or (iii), the sum of the aggregate outstanding principal amount of the Revolving Advances plus the aggregate amount of the then outstanding Letter of Credit Liability exceeds the respective amounts of the Commitments for such date specified in Section 2.03(b)(i) (after giving effect to the respective reduction), then the Borrower shall on such date make payments as provided in Section 2.08(f) in an amount equal to such excess.

                  (f) Application of Prepayments. Mandatory prepayments pursuant to Section 2.08(b) through (e) shall be: first, applied to the payment of any amount required to be paid under Article III hereof as a reimbursement obligation of the Borrower; second, applied to the ratable payment of outstanding Swing Line Advances, together with accrued interest to the date of such payment on the principal amount repaid and any amounts payable pursuant to
Section 9.04(b) in respect thereof; third, applied to the ratable payment of outstanding Revolving Advances, together with accrued interest to the date of such payment on the principal amount repaid and any amounts payable pursuant to
Section 9.04(b) in respect thereof; and fourth, delivered to the Agent to be held as pledged collateral to be applied to any Letter of Credit Liability (other than the Letter of Credit Liabilities referred to in the first clause of this Section 2.08(e)).

                  SECTION 2.09.  Increased Costs.

                  (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital (or the rate of return on capital) required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased (or such rate of return is reduced) by or based upon the existence of such Bank's commitment, or offer or agreement, to lend hereunder and other commitments, or offers or agreements, of this type, then, upon notice by such Bank (with a copy of such notice to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital (or reduction in rate of return) to be allocable to the existence of such Bank's commitment, or offer or agreement, to lend hereunder. Such notice as to such amounts submitted and delivered to the Borrower and the Agent by such Bank shall set forth in summary fashion the basis of such allocation and shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.10. Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful or any central bank or other governmental authority asserts that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations or agreements hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder: (a) the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist and (b) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Banks then outstanding, together with interest accrued thereon and any costs payable pursuant to Section 9.04(b), unless the Borrower, within five Business Days of notice from the Agent, Converts all Eurodollar Rate Advances of all Banks then outstanding into Base Rate Advances in accordance with Section 2.07.

                  SECTION 2.11.  Payments and Computations.

                  (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due free and clear of any taxes, offset or other charge in United States dollars to the Agent at its address referred to in Section 9.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees (i) ratably (other than amounts payable pursuant to Section 2.09, 2.12 or 9.04) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.08(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank is not made when due hereunder or under the Note held by such Bank, to charge from time to time against any or all of the Borrower's accounts with such Bank any amount so due.

                  (c) All computations of interest (other than interest on Base Rate Advances) and of fees shall be made on the basis of a year of 360 days, and all computations of interest on Base Rate Advances shall be made on the basis of a year of 365 or 366 days (as the case may be), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder in respect of Revolving Advances that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                  (f) Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, all payments received by the Agent under the other Loan Documents, the application of which are not provided for in such Loan Documents, may be then or at any time thereafter be applied in whole or in part by the Agent for the ratable benefit of the Banks, against all or part of the Advances or other obligations of the Borrower hereunder or under the other Loan Documents, in such order and manner as the Agent shall elect.

                  SECTION 2.12.  Taxes.

                  (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.12) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof.


                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder and under the Notes.

                  (f) Prior to the date of the first Borrowing under this Agreement in the case of each Bank party hereto on the date hereof, on the date of the effectiveness of the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank, and within 30 days following the first day of each calendar year or if otherwise requested from time to time by the Borrower or the Agent, each Bank organized under the laws of a jurisdiction outside the United States shall provide the Agent and the Borrower with two counterparts of each of the forms prescribed by the Internal Revenue Service (Form 1001 or 4224, or successor form(s), as the case may be, or another appropriate form) of the United States certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank under any Loan Document. Unless the Borrower and the Agent have received such forms or other documents satisfactory to them indicating that payments under any Loan Document are not subject to United States withholding tax, the Borrower or the Agent (if not withheld by the Borrower) shall withhold taxes from such payments at the applicable statutory rate, without any obligation to "gross-up" or make such Bank or the Agent whole under Section 2.12(a); provided, however, that the Borrower shall have the obligation to make such Bank or the Agent whole and to "gross-up" under Section 2.12(a), if the failure to so deliver such forms or make such statements (other than the forms and statements required to be delivered on or made prior to the date of the initial Borrowing, on the date of the Assignment and Acceptance pursuant to which an Eligible Assignee became a
Bank) is the result of the occurrence of an event (including, without limitation, any change in treaty, law or regulation) which (alone or in conjunction with other events) renders such forms inapplicable, that would prevent such Bank or the Agent from making the statements contemplated by such forms or which removes or reduces an exemption (whether partial or complete) from withholding tax previously available to such Bank or the Agent. Each Bank (and the Agent, if applicable) will promptly notify the Borrower of the occurrence (when known to it) of an event contemplated by the foregoing proviso.

                  SECTION 2.13. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Revolving Advances made by it (other than pursuant to Section 2.09, 2.12 or 9.04) in excess of its ratable share of payments on account of such Revolving Advances obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in such Revolving Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.14. Evidence of Debt/Register.

                  (a) The Debt of the Borrower resulting from the Revolving Advances (including, without limitation, the Swing Line Advances) shall be evidenced by the Revolving Notes, delivered to the Banks pursuant to Article IV, and the remaining principal amount thereof shall be recorded by the Banks, and, prior to any transfer, endorsed on the grids thereto in accordance with the terms of the Notes. The Agent shall also maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower under this Agreement and the amounts of principal and interest payable and paid to each Bank from time to time under this Agreement.

                  (b) The Register maintained by the Agent pursuant to Section 9.08(c) shall include a control account, and a subsidiary account for each Bank, in which accounts (taken together) shall be recorded: (i) the date and amount of each Borrowing, the Commitment to which such Borrowing relates, the Type of Advance comprising such Borrowing and the Interest Period applicable thereto (if any) from time to time, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank, and
(iv) the amount of any sum received by the Agent from the Borrower hereunder and each Bank's share thereof.

                  SECTION 2.15. Use of Proceeds. The proceeds of the Advances shall be used by the Borrower for Capital Investments (to the extent permitted under this Agreement) and other general corporate purposes.

                  SECTION 2.16. Outstanding Advances and Letters of Credit and Fees. In that this Agreement is an amendment to the Existing Credit Agreement, on the Closing Date: (i) all outstanding Base Rate Advances (as defined in the Existing Credit Agreement) shall automatically become Base Rate Advances under the Commitments as if borrowed on the Closing Date and on and after the Closing Date shall bear interest as provided herein and payable at such times and otherwise on such terms as are provided herein for Base Rate Advances under the Commitments, (ii) there shall be no outstanding Competitive Bid Advances (as such terms are defined in the Existing Credit Agreement), (iii) all outstanding Eurodollar Rate Advances (as defined in the Existing Credit Agreement) shall automatically become Eurodollar Rate Advances under the Commitments as if borrowed on the Closing Date and on and after the Closing Date shall bear interest as provided herein and payable at such times (including initially at the end of the respective Interest Period as provided in the Existing Credit Agreement) and otherwise on such terms as are provided herein for Eurodollar Rate Advances under the Commitments, and (iv) all outstanding Letters of Credit (as defined in the Existing Credit Agreement) shall automatically become Letters of Credit under the Commitments with the respective terms and conditions therefor as provided herein, with the fees applicable thereto on and after the Closing Date to be at the rates and payable as provided for herein and with all fees accrued theretofore to be payable on the initial payment date hereunder for such fees. In addition, all facility fees accrued under the Existing Credit Agreement as of the Closing Date shall be payable on the initial payment date for facility fees in accordance with Section 2.02(a).

                                   ARTICLE III

                         AMOUNT AND TERMS OF LETTERS OF
                        CREDIT AND PARTICIPATIONS THEREIN

                  SECTION 3.01. Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to Issue for the account of the Borrower, one or more Letters of Credit (denominated in United States dollars) from time to time during the period from the Closing Date until the date which occurs 30 days before the Revolver Termination Date in an aggregate undrawn amount not to exceed at any time (a) $40,000,000 prior to the Agent's receipt of the Expenditure Increase Notice and $35,000,000 at all times thereafter, in the case of all IPA Support L/Cs issued hereunder, and (b) $20,000,000, in the case of all other Letters of Credit issued hereunder, in each case, each such Letter of Credit upon its Issuance to expire on or before the earlier of (x) the date which occurs one year from the date of its Issuance or (y) the Revolver Termination Date; provided, however, that any standby Letter of Credit may by its terms be automatically extendable for up to periods of one year; provided further that any letter of credit issued under the Existing Credit Agreement which continues to be undrawn in whole or in part on the Closing Date shall be deemed to be a Letter of Credit Issued hereunder from and after the Closing Date and shall be set forth on Schedule VII; provided further that each Letter of Credit shall be Issued on a sight basis only; provided further no Issuing Bank shall be obligated or permitted to Issue or renew any Letter of Credit if:

                           (i) after giving effect to the Issuance or renewal of such Letter of Credit, the then outstanding aggregate amount of the Letter of Credit Liability and all Advances (including any Advances required to be made but not funded) shall exceed the aggregate amount of the Commitments of the Banks; or

                           (ii) the Agent or the Majority Banks shall have notified such Issuing Bank and the Borrower, that no further Letters of Credit are to be Issued or renewed by such Issuing Bank due to failure to meet any of the applicable conditions set forth in Article IV, and such notice has not expired or been withdrawn by the Majority Banks.

Within the limits of the obligations of each Issuing Bank set forth above, the Borrower may request an Issuing Bank to Issue one or more Letters of Credit, reimburse such Issuing Bank for payments made thereunder pursuant to Section 3.03(a), and request any Issuing Bank to Issue one or more additional Letters of Credit under this Section 3.01.

                  SECTION 3.02. Issuing the Letters of Credit. (a) General Terms. Each Letter of Credit shall be Issued on at least five Business Days' notice from the Borrower to the Issuing Bank specifying the date, amount, expiry, and beneficiary thereof, accompanied by such application and agreement for letter of credit and other documents as the Issuing Bank may specify to the Borrower, each in form and substance satisfactory to the Issuing Bank. On the date specified by the Borrower in such notice and upon fulfillment of the applicable conditions set forth in Section 3.01 and Article IV, the Issuing Bank shall Issue such Letter of Credit in the form specified in such notice and such application and agreement for letter of credit and shall promptly notify the Agent thereof. In the event and to the extent that any provision of an application and agreement for a Letter of Credit shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Terms for IPA Support L/Cs. In addition to any applicable conditions provided for in subsection (a) above, as a condition to the issuance of each IPA Support L/C in respect of the obligations of an IPA not controlled by the Borrower, the following statements shall be true with respect to such IPA Support L/C (and the delivery to the Issuing Bank of the request for the issuance of such IPA

Support L/C shall constitute a representation and warranty by the Borrower that the following statements are true as of the date of such request):

         (i) NAMM has entered into a Management Services Agreement ("MSA") with each IPA subject of such Letter of Credit and such MSA is in full force and effect.

         (ii) Under the terms of such MSA:

                  (A) NAMM has the right to approve distributions to the respective IPA of profits or surplus or similar distributions;

                  (B) NAMM has the right at any time to present a financial corrective action plan to the Board of Directors of each IPA (which plan (I) may require, among other things, restrictions in fee schedules or additional capital contributions by the members/owners of such IPA and (II) would, if successfully implemented, in the opinion of NAMM eliminate the need for the beneficiary to draw under such Letter of Credit);

                  (C) the Board of Directors of such IPA is required to accept or reject such plan within fifteen days of its receipt by the Board of Directors, and if such Board of Directors does not so accept such plan, NAMM has the right to terminate its obligations to such IPA under such MSA, and upon any such termination, NAMM has the right to delete the obligations of such IPA from the coverage of such Letter of Credit effective upon the 60th day after receipt of notice thereof by the beneficiary of such Letter of Credit in accordance with the agreement between the Borrower and such beneficiary (the "Beneficiary Agreement");

                  D) if such Board of Directors accepts such plan, such Board of Directors will take all appropriate actions to implement such plan to prevent any draw under such Letter of Credit;

                  (E) in the event the beneficiary of such Letter of Credit draws thereunder in respect of the obligations of an IPA or the Board of Directors fails to timely implement a corrective action plan according to its terms after accepting it, NAMM has the right to terminate its obligations to such IPA under such MSA effective immediately and to delete the obligations of such IPA from the coverage of such Letter of Credit effective upon the 60th day after receipt of notice thereof by such beneficiary (and the respective Beneficiary Agreement will provide for such right);

                  (F) each such IPA either (I) has caused to be issued a separate letter of credit to the beneficiary of such Letter of Credit to secure similar obligations as those covered by such Letter of Credit and maintained in an amount (subject to draws thereunder) equal to the greater of such IPA's share (based on the number of capitated lives, per member per month medical expense and related criteria as in effect on the date hereof) of the IBNR for all IPAs whose obligations are covered by such Letter of Credit (which IBNR will be determined on a quarterly basis) and the product of not less than one times the net capitation amount for any one month for such IPA expected during the first three months subsequent to such issuance, and which letter of credit shall be fully drawn by such beneficiary prior to any draws in respect of such obligations under such Letter of Credit (and the respective Beneficiary Agreement shall so provide) or (II) granted to such beneficiary a security interest in a designated bank account of such IPA, to secure similar obligations as those covered by such Letter of Credit and which account shall be maintained in an amount equal to the greater of such IPA's share (based on the number of capitated lives, per member per month medical expense and related criteria as in effect on the date hereof) of the IBNR for all IPAs whose obligations are covered by such Letter of Credit (which IBNR will be determined on a quarterly basis) and the product of not less than one times the net capitation amount for any one month for such IPA expected during the first three months subsequent to such issuance, and such beneficiary shall agree in the respective Beneficiary Agreement that amounts in such bank account shall first be applied to pay such obligations prior to any draws under such Letter of Credit; and

                  (G) NAMM has the right at any time upon 180 days' or less notice to such IPA and the beneficiary of such Letter of Credit to delete the obligations of such IPA from the coverage of such Letter of Credit.

                  (c) Transfers of Controlled IPAs. In the event that an IPA Support L/C is issued in respect of the obligations of an IPA controlled by the Borrower, the Borrower shall not take any action that would result in such IPA no longer being controlled by the Borrower unless either (i) the obligations of such IPA are not subject to the coverage of such Letter of Credit (and the respective Beneficiary Agreement so provides) or (ii) the foregoing statements in subsection (b) are true with respect to such IPA prior to any such action by the Borrower.

                  SECTION 3.03.  Reimbursement Obligations.

                  (a) Notwithstanding any provisions to the contrary in any application and agreement for letter of credit applicable to any Letter of Credit, the Borrower shall:

                      (i) pay to the Issuing Bank an amount equal to, and in reimbursement for, each amount which such Issuing Bank pays under any Letter of Credit on or before the earlier of (A) the time specified therefor in the application and agreement for letter of credit applicable to such Letter of Credit or (B) the date which occurs one Business Day after payment of such amount by such Issuing Bank under such Letter of Credit; and

                      (ii) pay to the Issuing Bank interest on any amount remaining unpaid under clause (i) above from the date on which such Issuing Bank pays such amount under any Letter of Credit until such amount is reimbursed in full to such Issuing Bank pursuant to clause
         (i) above, payable on demand, at a fluctuating rate per annum equal to the sum of the Base Rate in effect from time to time, provided that any such amount which is not reimbursed to such Issuing Bank within one Business Day after notice thereof by the Issuing Bank shall thereafter bear interest, until such amount is reimbursed in full to such Issuing Bank pursuant to clause (i) above, payable on demand, at the Base Rate in effect from time to time plus 2-1/2% per annum.

                  (b) All amounts to be reimbursed to the Issuing Bank in accordance with subsection (a) above may, subject to the limitations set forth in Section 2.01 (exclusive of the minimum borrowing limitations), be paid from the proceeds of Revolving Advances. The Borrower hereby authorizes the Banks to make pursuant to Section 2.01 Revolving Advances which are in the amounts of the reimbursement obligations of the Borrower set forth in subsection (a) above, and further authorizes the Agent (i) to give the Banks, pursuant to Section 2.01(c), a Notice of Borrowing with respect to the Borrowing comprised of such Advances (which shall be Base Rate Advances) and (ii) to distribute the proceeds of such Advances to the Issuing Bank to pay such amounts. The Borrower agrees that all such Advances so made shall be deemed to have been requested by it, and directs that all proceeds thereof shall be used to pay such reimbursement obligations under subsection (a) above.

                  SECTION 3.04.  Participations Purchased by the Banks.

                  (a) On the date of Issuance of each Letter of Credit, the Issuing Bank shall be deemed irrevocably and unconditionally to have sold and transferred to each Bank without recourse or warranty, and each Bank shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, an undivided interest and participation, to the extent of such Bank's Commitment

Percentage, in effect from time to time, in such Letter of Credit and all Letter of Credit Liability relating to such Letter of Credit and all Loan Documents securing, guaranteeing, supporting, or otherwise benefiting the payment of such Letter of Credit Liability. As to each Letter of Credit Issued or to be Issued by the Issuing Bank, the Agent will promptly (after it receives notification from the Issuing Bank pursuant to Section 3.02) notify each Bank of such Letter of Credit and its date of Issue, amount, expiry, and reference number.

                  (b) In the event that any reimbursement obligation under
Section 3.03(a) is not paid when due to the Issuing Bank with respect to any Letter of Credit, the Issuing Bank shall promptly notify the Agent to that effect, and the Agent shall promptly notify the Banks of the amount of such reimbursement obligation and each Bank shall immediately pay to the Issuing Bank, in lawful money of the United States and in same day funds, an amount equal to such Bank's Commitment Percentage then in effect of the amount of such unpaid reimbursement obligation with interest at the Federal Funds Rate for each day after such notification until such amount is paid to the Agent.

                  (c) Promptly after the Issuing Bank receives a payment on account of a reimbursement obligation with respect to any Letter of Credit, the Issuing Bank shall promptly pay to the Agent, and the Agent shall promptly pay to each Bank which funded its participation therein, in lawful money of the United States and in the kind of funds so received, an amount equal to such Bank's ratable share thereof.

                  (d) Upon the request of any Bank, the Agent shall furnish to such Bank copies of any Letter of Credit and any application and agreement for letter of credit and other documents related thereto as may be reasonably requested by such Bank.

                  (e) The obligation of each Bank to make payments under Section 3.04(b) above shall be unconditional and irrevocable and shall be made under all circumstances, including, without limitation, any of the circumstances referred to in Section 3.06(b).

                  (f) If any payment received on account of any reimbursement obligation with respect to a Letter of Credit and distributed to a Bank as a participant under Section 3.04(c) is thereafter recovered from the Issuing Bank in connection with any bankruptcy or insolvency proceeding relating to the Borrower, each Bank which received such distribution shall upon demand by the Agent, repay to the Issuing Bank such Bank's ratable share of the amount so recovered together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered) of any interest or other amount paid or payable by such Issuing Bank in respect of the total amount so recovered.

                  SECTION 3.05. Letter of Credit Fees.

                  (a) The Borrower hereby agrees to pay nonrefundable letter of credit fees with respect to each Letter of Credit on the maximum amount available to be drawn under such Letter of Credit from time to time after giving effect to scheduled reductions thereof (the determination of such maximum amount to assume compliance with all conditions for drawing) from the date of Issuance of such Letter of Credit until the expiry date of such Letter of Credit, (i) to each Bank (in accordance with its Commitment Percentage) at a rate equal to the Applicable Letter of Credit Fee Rate in effect on the date of Issuance thereof and (ii) to the Issuing Bank at a rate equal to 1/8 of one percent per annum, for the number of months or any fraction thereof that such Letter of Credit is outstanding, payable in arrears and on the last day of each March, June, September and December prior to the expiry date of such Letter of Credit for the number of months or fraction thereof and on the expiry date of such Letter of Credit.

                  (b) The Borrower shall pay to the Issuing Bank, for its own account and on demand, sums equal to standard fees (other than its letter of credit fee), charges and expenses that such Issuing Bank may impose, pay or incur in connection with the Issuance, amendment, administration, transfer or cancellation of any or all Letters of Credit or in connection with any payment by such Issuing Bank thereunder.

                  SECTION 3.06. Indemnification: Nature of the Issuing Bank's Duties.

                  (a) The Borrower agrees to indemnify and save harmless the Agent, each Issuing Bank and each Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Agent, such Issuing Bank or such Bank may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain such Issuing Bank from paying any amount under any Letter of Credit.

                  (b) The obligations of the Borrower hereunder with respect to Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof under all circumstances, including, without limitation, any of the following circumstances:

                      (i) any lack of validity or enforceability of any Letter of Credit or Loan Document or any agreement or instrument relating thereto;

                      (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the beneficiary, or any transferee, of any Letter of Credit, or any Issuing Bank, any Bank, or any other Person;

                      (iii) any draft, certificate, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                      (iv) any lack of validity, effectiveness, or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

                      (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                      (vi) the release or non-perfection of any collateral;

                      (vii) any failure of the beneficiary of a Letter of Credit to strictly comply with the conditions required in order to draw upon any Letter of Credit;

                      (viii) any misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit;

                      (ix) any other circumstances or happening whatsoever, whether or not similar to the foregoing; or

                      (x) any exchange, release or non-perfection of any Collateral or other collateral.

provided that, notwithstanding the foregoing, neither an Issuing Bank nor the Agent shall be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

                  SECTION 3.07.  Increased Costs.

                  (a) Change in Law. If any change in any law or regulation or in the interpretation thereof by any court or administrative governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by an Issuing Bank or (ii) impose on such Issuing Bank or any Bank any other condition regarding letters of credit or, in the case of such Bank, its participation hereunder in Letters of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to such Issuing Bank of Issuing or maintaining or, in the case of such Bank, having a participation in Letters of Credit, then, upon demand by such Issuing Bank or such Bank (with a copy to the Agent), the Borrower shall immediately pay to such Issuing Bank or such Bank from time to time as specified by such or such Bank (with a copy to the Agent) additional amounts which shall be to compensate such Issuing Bank or such Bank for such increased cost. Each certificate as to such increased cost, and amount thereof, incurred by any Issuing Bank or any Bank as a result of any event mentioned in clause (i) or
(ii) above, submitted by such Issuing Bank or such Bank to the Borrower and the Agent, shall set out in reasonable detail the calculation of such amounts and shall be conclusive and binding for all purposes, absent manifest error.

                  (b) Capital. If any Issuing Bank or any Bank determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of any Issuing Bank or such Bank or any corporation controlling such Issuing Bank or such Bank as a consequence of, or with reference to, such Issuing Bank's commitment to issue, issuance of, or, with respect to such Bank's commitment, to participate in, any Letter of Credit hereunder below the rate that such Issuing Bank, such Bank or such other corporation could have achieved but for compliance (taking into account the policies of such Issuing Bank, such Bank or corporation with capital), then the Borrower, shall from time to time, upon demand by such Issuing Bank or such Bank (with a copy of such demand to the Agent), immediately pay to such Issuing Bank or such Bank additional amounts sufficient to compensate such Issuing Bank or other corporation for such reduction. A certificate as to such amounts, to the Borrower and the Agent by such Issuing Bank or such Bank, shall be conclusive and binding for all purposes, absent manifest error. Each Issuing Bank and each Bank agree promptly to notify the Borrower and the Agent of any circumstances that would Borrower to pay additional amounts pursuant to this subsection (b), provided that the failure to give such notice shall not affect the Borrower's obligation to pay such additional amounts hereunder.

                  (c) Survival of Obligations. Without prejudice to the survival of any other obligation of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.07 shall survive the payment in full of the Advances (after the Revolver Termination Date).

                  SECTION 3.08. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce ("UCP") shall in all respects be deemed a part of this Article III as if incorporated herein and shall apply to the Letters of Credit.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

                  SECTION 4.01. Conditions Precedent to Any Borrowing and Letter of Credit. The obligation of each Bank to make an Advance on the occasion of any Borrowing, the obligation of each Issuing Bank to Issue any Letter of Credit and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the conditions precedent that on the date of such Borrowing or Issuance (a) the following statements shall be true and the Agent shall have received a certificate signed by a duly authorized officer of the Borrower, dated the date of such Borrowing or Issuance, stating that such statements are true (and each of the giving of the applicable Notice of Borrowing or the Notice of Swing Line Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance of such Letter of Credit shall constitute a representation and warranty by the Borrower and each Loan Party (as to each Loan Document to which it is a party) that on the date of such Borrowing or such Issuance such statements are true):

                           (i) the representations and warranties contained in
         Section 5.01 of this Agreement, in Section 6 of the Guaranty, in each Collateral Document and in Section 11 of the Intercompany Subordination Agreement, are true and correct in all material respects on and as of the date of such Borrowing or Issuance, before and after giving effect to such Borrowing or Issuance and to the application of the proceeds therefrom, as though made on and as of such date; and

                           (ii) no event has occurred and is continuing, or would result from such Borrowing or such Issuance or from the application of the proceeds therefrom, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                           (iii) based on all information reasonably available to the Borrower, the Borrower as of the date of such Borrowing or Issuance to the best of its knowledge is in compliance with each covenant in Section 6.03 as if determined on such date and believes it will continue to be in compliance at the end of the immediately succeeding quarter with each such covenant;

and (b) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

                  SECTION 4.02. Conditions Precedent to the Effectiveness of this Amendment. This Agreement shall become effective when it shall have been executed by the Borrower, the Agent, the Issuing Bank and the Majority Banks and the following conditions precedent are satisfied:

                  (i) The Agent shall have received the following documents, each in form and substance satisfactory to the Agent:

                      (a) If requested by a Bank, a Revolving Note, each duly executed by the Borrower, to the order of such Bank.

                      (b) A Consent with respect to the amendment and restatement of the Existing Credit Agreement, duly executed by each Guarantor and by each Loan Party party to the Intercompany Subordination Agreement, in substantially the form of Exhibit J, and to the extent (I) any Subsidiary (other than any Subsidiary which is not required to be a Guarantor) is not party to the Guaranty, a supplement to the Guaranty by such Subsidiary, and
         (II) any Subsidiary (other than any Immaterial Subsidiary or Regulated Subsidiary) is not party to the Intercompany Subordination Agreement, an amendment to the Intercompany Subordination Agreement executed by such Subsidiary.

                      (c) Certified copies of the (i) resolutions of the Board of Directors or other governing body of each Loan Party approving each Loan Document to which it is a party, and of all documents evidencing other necessary corporate, limited liability company or partnership action and governmental approvals, if any, with respect to each such Loan Document, (ii) all documents evidencing other corporate, limited liability company or partnership action or governmental approvals, if any, necessary or, in the reasonable opinion of the Agent, advisable in connection with the execution, delivery and performance of each Loan Document; (iii) the certificate or articles of incorporation, by-laws or other constituent instruments of the Borrower and of each Guarantor, as amended through the Closing Date or, with respect to any Guarantor, a certification that such Guarantor's certificate or articles of incorporation, by-laws or other constituent instruments delivered to Citibank in connection with the Existing Credit Agreement are true and correct copies of the certificate or articles of incorporation, by-laws or other constituent instruments of such Guarantor and that such certificate or articles of incorporation, bylaws or other constituent instruments have not been amended or otherwise modified since the date such copies were delivered to Citibank and (iv) to the extent reasonably obtainable, good standing certificates with respect to the Borrower and each Guarantor from the Secretary of State (or similar official) of the state in which the Borrower or such Guarantor is incorporated or organized.

                      (d) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is a party and the other documents to be delivered hereunder.

                      (e) the Intercreditor Agreement, duly executed by all parties thereto;

                      (f) the Hedge and Lease Obligation Guaranty dated as of the date hereof in substantially the form of Exhibit K, by the Guarantors in favor of the Banks party to hedge agreements with the Borrower and certain noteholders under the Synthetic Lease Facility, duly executed by such Guarantors;

                      (g) the Security Agreements and documentation related thereto:

                          (i) the Borrower Pledge and Security Agreement, duly
                  executed by the Borrower, together with the instruments pledged thereunder and, as applicable, accompanied by undated stock powers executed in blank;

                          (ii) the Subsidiary Security Agreements, duly executed
                  by the respective Guarantor (other than Guarantors listed on Schedule IX), together if applicable with the instruments pledged thereunder, and accompanied by undated stock powers executed in blank;

                          (iii) executed financing statements, to be filed in
                  all jurisdictions necessary or desirable in order to perfect the liens and security interests created under the Security Agreements, covering the Collateral described in the Security Agreements in which a security interest can be perfected by such a filing;

                          (iv) to the extent practically available, completed
                  requests for information, dated on or before the Closing Date, listing the financing statements referred to in clause (iii) above and all other effective financing statements filed in the jurisdictions referred to in clause (iii) above that name any Loan Party as debtor, together with copies of such other financing statements;

                          (v) evidence of the insurance required by the terms of
                  the Security Agreements;

                          (vi) evidence that all interests of the Borrower and
                  its Subsidiaries in joint ventures, general or limited partnerships, limited liability companies or other types of Persons that are listed on Schedule VIII hereto (other than those interests not subject to pledge by terms of the applicable Security Agreement) and notes listed in Schedule XI hereto have been pledged to the Collateral Agent for the benefit of the Secured Parties (which pledge shall be incorporated into one or more Security Agreements); and

                          (vii) evidence that all other action that the Agent
                  may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreements has been taken;

                      (h) a favorable opinion of Waller Lansden Dortch & Davis, special counsel for the Borrower and the other Loan Parties, substantially in the forms of Exhibit E;

                      (i) such other agreements, certificates, consents and other documents that the Agent or any Bank may reasonably request; and

                      (j) financial projections prepared by the Borrower in form satisfactory to the Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the period from January 1, 2000 through December 31, 2000 and on an annual basis thereafter through the Revolver Termination Date.

                  (ii) (a) The Borrower shall have paid on or before the Closing Date to the Agent, for the ratable account of each Bank that shall have executed this Agreement on or before 5:00 p.m. (New York City time) January 21, 2000, with such execution to be evidenced by the delivery to the Agent of an executed signature page hereof by such time (the "Consenting Banks), a consent fee of 0.25% of each such Consenting Bank's Commitment, which fee the Agent will distribute to such Consenting Banks no later than the third Business Day after the Closing Date and (b) the Borrower shall have paid on or before the Closing Date (i) all fees accrued under Section 2.03(b) of the Existing Credit Agreement and (ii) all fees payable hereunder (including, without limitation, Section 2.02(b) hereof).

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 5.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                           (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified as a foreign corporation and is in good standing in each jurisdiction as to which the location of its assets or the nature of its business makes qualification necessary (except where the failure to so qualify and be in good standing would not have a material adverse effect on its business, prospects, condition (financial or otherwise) or operations) and has all power, corporate or otherwise, to conduct its business and to own, or hold under lease, its assets, and to execute and deliver, and to perform all of its obligations under, each of the Loan Documents to which it is or will be a party. Each of the Borrower's Subsidiaries other than Immaterial Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, is duly qualified as a foreign corporation, limited liability company or partnership and is in good standing in each jurisdiction as to which the location of its assets or the nature of its business makes qualification necessary (except where the failure to so qualify and be in good standing would not have a material adverse effect on its business, prospects, condition (financial or otherwise) or operations), and has all power (corporate, limited liability company, partnership or otherwise) to conduct its business and to own, or hold under lease, its assets, and to execute and deliver, and to perform all of its obligations under, each of the Loan Documents to which it is or will be a party.

                           (b) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party are within such Loan Party's corporate, limited liability company or partnership powers, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not contravene (i) such Loan Party's certificate or articles of incorporation, by-laws or other constituent instruments, or (ii) any law, rule, regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award binding on or affecting such Loan Party or any of its properties, or (iii) any contractual restriction binding on or affecting such Loan Party or any of its properties, and do not result in or require the creation of any Lien upon or with respect to any of its properties (other than Liens created under the Loan Documents); and no Loan Party is in default in any material respect under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, award or restriction.

                           (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party except for those which have been duly obtained or made and are in full force and effect.

                           (d) This Agreement is, and each other Loan Document to which each Loan Party will be a party when executed and delivered hereunder will be, the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

                           (e) The Consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1998 and September 30, 1999 and the related Consolidated statements of operations, stockholders' equity and cash flow of the Borrower and its Subsidiaries for the fiscal year and nine months, respectively, then ended have been furnished to the Agent. Such financial statements, and all financial statements hereafter delivered pursuant to Sections 6.04(b) and (c), fairly present, or will fairly present, the financial condition of the Borrower and its Subsidiaries as at the dates thereof and the results of the operations of the Borrower and its Subsidiaries for the periods then ended or ending, all in accordance with generally accepted accounting principles consistently applied. Since September 30, 1999, there has been no material adverse change, in the business, prospects or condition (financial or otherwise) or in the results of operations of the Borrower and its Subsidiaries taken as a whole except as disclosed in filings since such date with the Securities and Exchange Commission.

                           (f) Each Loan Party has good title to its portion of the Collateral, free and clear of all Liens, except for Permitted Liens. Each Lease or other agreement relating to the Real Property described in Schedule I operated by each Loan Party is a valid and subsisting Lease or other agreement and is in full force and effect in accordance with the terms thereof, and the Borrower or its Subsidiary is in possession of all such leaseholds and, except as set forth in
         Schedule I, no material default by the Borrower or any of its Subsidiaries exists under any such Lease or other agreement and, to the best of the Borrower's knowledge, no lessor has any accrued right to terminate any such Lease or other agreement on account of a default by the Borrower or its Subsidiaries.

                           (g) Each Service Agreement is a valid and subsisting agreement and is in full force and effect in accordance with the terms thereof, and no material default by the Borrower or any of its Subsidiaries exists under any Service Agreement and, to the best of the Borrower's knowledge, no party to any of the Service Agreements has any accrued right to terminate any Service Agreement on account of a default by the Borrower or any of its Subsidiaries, provided that the Borrower has received notices containing claims of breach from those parties as set forth on Schedule III, which claims of breach the Borrower has denied.

                           (h) Other than as set forth on Schedule VI, no judgment, order, decree, injunction or other restraint affecting any Loan Party has been rendered or imposed by any court, governmental agency or arbitrator, and there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting any Loan Party before any court, governmental agency or arbitrator, which could reasonably be expected to have a material adverse effect on the business, prospects or condition (financial or otherwise) or operations of the Borrower and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

                           (i) Set forth on Schedule II is a complete and accurate list of all of the Subsidiaries of the Borrower, other than Immaterial Subsidiaries, as of the date hereof, showing as of such date (as to each such Subsidiary) the nature of its organization, the jurisdiction of its organization, the number of shares or the amount of interests of each class of Securities outstanding on the date hereof, the direct owner of the outstanding shares or the amount of interests of each such class owned, and the jurisdictions in which such Subsidiary is qualified to do business as a foreign entity. There are no outstanding options, warrants, rights of conversion or purchase, and similar rights to acquire Securities of any of such Subsidiaries, except as set forth on Schedule II, and all of the outstanding Securities of all of such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Borrower or a Guarantor free and clear of (i) all Liens except for Liens under the Collateral Documents and (ii) any restrictions (other than laws, rules or regulations) on the ability to vote or alienate such Securities.

                           (j) All information, exhibits and reports furnished in writing by or on behalf of the Borrower or any of its Subsidiaries other than Immaterial Subsidiaries and made available to the Agent or any Bank relating to the condition (financial or otherwise), operations, business or properties of the Borrower or such Subsidiary, are true, correct and complete and not misleading in all material respects.

                           (k) With respect to all business plans and other forecasts and projections furnished by or on behalf of the Borrower or any of its Subsidiaries other than Immaterial Subsidiaries and made available to the Agent or any Bank relating to the financial condition, operations, business, properties or prospects of the Borrower or such Subsidiary, to the best of the

         Borrower's knowledge: (i) all facts stated as such therein are true and complete in all material respects, (ii) all facts upon which the forecasts or projections therein contained are based are true and complete in all material respects, and (iii) all estimates and assumptions were made in good faith and believed to be reasonable at the time made.

                           (l) Schedule IV sets forth, as of the date hereof, all Debt of the Borrower and its Subsidiaries other than Debt representing miscellaneous liabilities not in excess of $5,000,000 in the aggregate and Debt represented by guarantees by the Borrower of Capital Leases, Operating Leases (and any other obligations under the Synthetic Lease Facility) or Service Agreements of any Subsidiary of the Borrower.

                           (m) Neither the business nor the properties of the Borrower or any of its Subsidiaries are affected by any strike, lockout, fire, explosion, earthquake, embargo, act of God or of the public enemy or other casualty which could reasonably be expected to have a material adverse effect on the business, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole.

                           (n) Except as provided in Schedule XV, no ERISA Event has occurred with respect to any Plan or is reasonably expected to occur with respect to any Plan.

                           (o) Except as provided in Schedule XV, Schedule B (Actuarial Information) to the most recently completed annual report (Form 5500 Series) for each Plan of the Borrower or its Subsidiaries, copies of which have been or will be filed with the Internal Revenue Service, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                           (p) Neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any material Withdrawal Liability to any Multiemployer Plan.

                           (q) Neither the Borrower nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                           (r) The Borrower and its Subsidiaries on a Consolidated basis are and after receipt and application of the Advances in accordance with the terms of this Agreement will be, Solvent.

                           (s) Neither the Borrower nor any Subsidiary of the Borrower is, or is required to be, registered under the Investment Company Act of 1940, as amended.

                           (t) Each of the Borrower and its Subsidiaries is in compliance in all material respects with the provisions of all Environmental Laws. Neither the Borrower nor any of its Subsidiaries has engaged in any Environmental Activity, to the knowledge of the Borrower, in material violation of any provision of any applicable Environmental Laws.

                           (u) Neither the Borrower nor any of its Subsidiaries has any liability, absolute or contingent, in connection with any Environmental Activity the satisfaction of which could reasonably be expected to have a material adverse effect on the business, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole.

                           (v) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). No proceeds of any Advance will be used to purchase or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) in violation of applicable law, including, without limitation, Regulation U issued by the Board of Governors of the Federal Reserve System.

                           (w) The Intercompany Creditor (i) is not liable in respect of any Debt other than Intercompany Debt, (ii) has no other liabilities or obligations other than contingent obligations that are not material in amount in respect of operating leases entered into prior to May 1, 1993, and (iii) has not engaged in any operations, and has not received any notice of a claim or threatened claim in respect of any operations or the sale thereof, since May 1, 1993.

                           (x) All reprogramming required to permit the proper functioning, in and following the year 2000, of the Borrower's computer systems and the related equipment and the testing of all such systems and equipment, as so reprogrammed, will be materially completed in a timely fashion and will not result in a material adverse effect on the business, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as whole.

                           (y) Set forth on Schedule VIII is a complete and accurate list of all joint ventures, general or limited partnerships or limited liability companies owned by the Borrower of any of its Subsidiaries.

                           (z) Set forth on Schedule XI and Schedule XII is a complete and accurate list of all notes received by the Borrower or any of its Subsidiaries in connection with an asset sale and loans to clinics and independent practice associations, which list sets forth in respect of each such note and loan, the payor and payee thereof, the term, the interest rate and the collateral therefor, if any.

                           (aa) Set forth on Schedule VII is a complete and accurate list of all Letters of Credit outstanding, which list sets forth in respect of each such Letter of Credit the beneficiary thereto, the term and the amount.

                           (bb) Set forth in Schedule XIII is a complete and accurate list of all indemnification obligations of the Borrower or its Subsidiaries.

                                   ARTICLE VI

                            COVENANTS OF THE BORROWER

                  SECTION 6.01. Affirmative Covenants. So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, any amount shall remain due hereunder, or any Bank shall have any Commitment hereunder, the Borrower will, unless the Majority Banks shall otherwise consent in writing:

                           (a) Payment of Taxes, Etc. Pay and discharge, and cause each Subsidiary to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims which, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

                           (b) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (i) in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, and (ii) reasonably satisfactory to the Agent, and naming the Agent as an additional insured or as loss payee as the respective interests appear.

                           (c) Preservation of Corporate Existence, Etc. Except as is otherwise expressly permitted hereby, preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises.

                           (d) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with the requirements of all applicable laws, rules, regulations and orders, including, without limitation, all Environmental Laws relating to the Real Property and the ownership, use, operation and occupancy thereof.

                           (e) Visitation Rights. At any reasonable time and from time to time after notice, permit the Agent or any of the Banks or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and/or any of the Subsidiaries of the Borrower, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their officers or directors and with their independent certified public accountants.

                           (f) Keeping of Books. Keep, and cause each Subsidiary of the Borrower to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles consistently applied.

                           (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each Subsidiary of the Borrower to maintain and preserve, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                           (h) Compliance with Terms of All Leaseholds. Make all payments and otherwise perform, and cause each of its Subsidiaries to make all payments and otherwise perform, all of its material obligations in respect of all material Leases, and use its best efforts, and cause each of its Subsidiaries to use its best efforts, to keep, and to take all action to keep, such Leases in full force and effect and not allow any such Leases to lapse or be terminated or any rights to renew such Leases to be forfeited or canceled; provided, however, that any such Lease may lapse or be terminated or such renewal rights may be forfeited or canceled if in the reasonable business judgment of the Borrower or its Subsidiary, as the case may be, it is in its best economic interests to allow or cause such lapse, termination, forfeiture or cancellation.

                           (i) Solvency. Continue, and cause each of its Subsidiaries to continue, to be Solvent.

                           (j) Further Assurances.

                                    (A) If and to the extent requested by the
                  Agent from time to time, execute and deliver such documents and take such other action, and cause each of its Subsidiaries to execute and deliver such documents and take such other action, as may be necessary or reasonably requested by the Agent, in order to assure and confirm that all obligations under this Agreement (including reimbursement obligations in respect of outstanding Letters of Credit), the Notes or any of the other Loan Documents are at all times guaranteed on terms satisfactory to the Agent by Guaranties of each of its present and future Subsidiaries other than Immaterial Subsidiaries and Regulated Subsidiaries.

                                    (B) (1) Promptly upon the acquisition by the
                  Borrower or one of its Subsidiaries of the Securities of any Subsidiary that is not an Immaterial Subsidiary or a Regulated Subsidiary or, in the event any Subsidiary of the Borrower satisfies the standards of "Guarantor" within 30 days thereafter, the Borrower will cause such Subsidiary to enter into a Guaranty; and

                                    (2) (x) upon the acquisition by the Borrower
                  or one of its Subsidiaries of the Securities of any Subsidiary that is not an Immaterial Subsidiary or a Regulated Subsidiary, (y) in the event any Subsidiary of the Borrower ceases to be an Immaterial Subsidiary or satisfies the standards of the "Guarantor", or (z) upon the acquisition of any property by any Loan Party, including any interests in joint ventures or Subsidiaries, or any notes received in connection with an asset sale or other property, which, in the judgment of the Agent, shall not already be subject to a perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties and which is intended to be subject to a Lien under the Collateral Documents, then the Borrower shall, in each case at the Borrower's sole expense and within 15 days after such event, (I) deliver all such property (other than Restructuring Notes, if any) to the Collateral Agent (to the extent that a security interest therein is perfected by possession) and duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Agent mortgages, pledges, assignments and other security agreements, as specified by and in form and substance reasonably satisfactory to the Agent, securing payment of all the obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties, (II) take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments and security agreements delivered pursuant to this Section 6.01(j), enforceable against all third parties in accordance with their terms, and (III) deliver to the Agent, upon the request of the Agent in its sole discretion, a signed copy of a favorable opinion of counsel for the Borrower as to such guaranty, mortgages, pledges, assignments and security agreements.

                                    (C) Promptly upon the acquisition of the
                  Securities of any Subsidiary of the Borrower or one of its Subsidiaries that is not an Immaterial Subsidiary or Regulated Subsidiary or, in the event any Subsidiary of the Borrower ceases to be an Immaterial Subsidiary or is owed by the Borrower more than $100,000 in Intercompany Debt, within 30 days after such Subsidiary ceases to be an Immaterial Subsidiary or first is owed such amount of Intercompany Debt, the Borrower will cause such Subsidiary to enter into the Intercompany Subordination Agreement, provided that Regulated Subsidiaries shall not enter into the Intercompany Subordination Agreement.

                                    (D) (i) Maintain and cause each of its
                  Subsidiaries, other than Regulated Subsidiaries, to maintain no more than $1,000,000 in the aggregate in all securities accounts of the Borrower and such Subsidiaries except for security accounts maintained with the Collateral Agent (or an affiliate thereof which has entered into an acceptable control agreement with the Collateral Agent), provided however, that the Borrower may maintain escrow accounts, trust accounts, retirement plan accounts, and other similar accounts, including, without limitation, the accounts listed on Schedule XVI hereto without regard to such restriction; (ii) use its reasonable efforts to transfer, and use its reasonable efforts to cause each of its Subsidiaries, other than the Regulated Subsidiaries, to transfer substantially all cash received in their operations as promptly as practicable after receipt thereof by each bank or other financial institution receiving or holding deposits for the Borrower or such Subsidiary to a deposit account maintained with the Agent or an affiliate thereof; (iii) agrees not to enter into, and agrees to cause each of its Subsidiaries not enter into, any agreement, other than the Loan Documents, that would restrict the flow of cash received in their operations as described in item (ii) above.

                                    (E) No later than 30 days after the Closing
                  Date deliver to the Agent a list of all property subject to the Liens referred to in subclause (xiii) of the definition of Permitted Liens, together with a description of the respective indebtedness secured by such Liens.

                           (k) Employment of Technology; Disposal of Hazardous Materials, Etc. (i) Employ, and cause each of its Subsidiaries to employ, in connection with its use, if any, of the Real Property, appropriate technology and compliance procedures to maintain compliance with any applicable Environmental Laws, (ii) obtain and maintain and cause each of its Subsidiaries to obtain and maintain, any and all material permits required by applicable Environmental Laws in connection with its or its Subsidiaries' operations and (iii) dispose of, and cause each of its Subsidiaries to dispose of, any and all Hazardous Substances only at facilities and with carriers reasonably believed to possess valid permits under RCRA, if applicable, and any applicable state and local Environmental Laws. The Borrower shall use its best efforts, and cause each of its Subsidiaries to use its best efforts, to obtain all certificates required by law to be obtained by the Borrower and its Subsidiaries from all contractors employed by the Borrower or any of its Subsidiaries in connection with the transport or disposal of any Hazardous Substances.

                           (l) Environmental Matters. If the Borrower or any of its Subsidiaries shall:

                               (i) receive written notice that any material
                  violation of any Environmental Laws may have been committed or is about to be committed by the Borrower or any of its Subsidiaries;

                               (ii) receive written notice that any
                  administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any of its Subsidiaries alleging any material violation of any Environmental Laws or requiring the Borrower or any of its Subsidiaries to take any action in connection with the release or threatened release of Hazardous Substances or solid waste into the environment; or

                               (iii) receive written notice from a federal,
                  state, foreign or local governmental agency or private party alleging that the Borrower or any of its Subsidiaries is liable or responsible for costs associated with the response to cleanup, stabilization or neutralization of any Environmental Activity;

         then it shall provide the Agent with a copy of such notice within five Business Days of the Borrower's or such Subsidiary's receipt thereof. Within ten days of the date the Borrower or such Subsidiary shall have learned of the enactment or promulgation of any Environmental Laws which may have a material adverse effect on the business, property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, the Borrower shall provide the Agent with notice thereof. The Borrower shall monitor compliance with Environmental Laws by any and all owners or operators of the Real Property.

                           (m) Mortgages. Within 60 days after the Closing Date, the Borrower will deliver, or cause to be delivered to the Agent or the Collateral Agent:

                               (i) trust deeds and mortgages in form and
                  substance satisfactory to the Collateral Agent and covering the properties listed on Part I of Schedule X hereto, duly executed by the respective Loan Party;

                               (ii) evidence that counterparts of the Mortgages
                  have been duly recorded on or before such date in all filing or recording offices that the Collateral Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid;

                               (iii) fully paid American Land Title Association
                  Lender's Extended Coverage title insurance policies in form and substance, with endorsements and in amount acceptable to the Collateral Agent, issued, coinsured and reinsured by title insurers acceptable to the Collateral Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only liens permitted thereunder, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Collateral Agent may deem necessary or desirable;

                               (iv) American Land Title Association form
                  surveys, dated no more than 60 days before the Closing Date, certified to the Collateral Agent and the issuer of the title insurance policies in subclause (iii) above, in a manner satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Collateral Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Collateral Agent; and

                               (v) evidence that all other action that the
                  Collateral Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

                           (n) Other Mortgages. If either the Borrower or its respective Subsidiary has not (i) entered into a definitive purchase contract with a purchaser within 90 days after the Closing Date or (ii) effected a sale within 180 days thereof, in either case, with respect to the respective real estate listed on Part II of Schedule X, then the Borrower shall, or shall cause its respective Subsidiary to, as soon as practicable but in any event within 90 days after such respective date, execute and record a mortgage or deed of trust in form and substance satisfactory to the Collateral Agent in favor of the Collateral Agent for the benefit of the Secured Parties with respect to such real estate and, satisfy similar requirements as set forth in Section 6.01(m) with respect to such real estate, including, without limitation, the delivery to the Collateral Agent of title policies and surveys satisfactory to it.

                           (o) Other Collateral. If the Borrower has not sold, or caused to be sold, the assets listed on Part I of Schedule IX by February 29, 2000 with the Net Cash Proceeds of such sale distributed to the Agent as provided in Section 2.08 hereof by March 3, 2000, then the Borrower shall, or shall cause the respective Subsidiary to, as soon as practicable but in any event no later than March 31, 2000, execute appropriately completed Collateral Documents and financing statements, deliver all instruments to the Collateral Agent representing the equity interests in the respective Subsidiary and take all other actions requested by the Agent or the Collateral Agent so that the Collateral Agent will obtain a first priority perfected security interest in the respective assets subject to such Collateral Documents still owned by the Borrower or any of its Subsidiaries.

                           (p) IPA Support L/C. In connection with each IPA Support L/C, (i) cause to be performed an actuarial review, as of the end of each calendar quarter, of the IBNR of each IPA subject of such IPA Support L/C, (ii) cause NAMM to present a financial corrective action plan to the Board of Directors of the respective IPA as soon as practicable after (A) NAMM believes that the beneficiary thereof will make a draw under the related IPA Support L/C in respect of obligations of such IPA or (B) NAMM receives an actuarial review in respect of such IPA which reasonably reflects that the anticipated revenues of such IPA would not be sufficient to satisfy the IBNR of such IPA, (iii) as soon as practicable after (A) the Board of Directors of any such IPA fails to accept a corrective action plan presented by NAMM under the respective MSA, or (B) the Board of Directors of any such IPA fails to timely implement a corrective action plan after accepting it, cause NAMM to promptly terminate its obligations to any such IPA under the respective MSA and to promptly notify the beneficiary of such Letter of Credit that the obligations of such IPA shall be deleted from the coverage of such Letter of Credit effective upon the 60th day after receipt by such beneficiary of such notice, and (iv) as soon as practicable after the beneficiary of such Letter of Credit draws thereunder in respect of the obligations of such IPA, cause NAMM to promptly notify the beneficiary of such Letter of Credit that the obligations of such IPA shall be deleted from the coverage of such Letter of Credit effective upon the 60th day after receipt by such beneficiary of such notice.

                           (q) Regulated Subsidiaries. To the extent permitted by applicable law and deemed by the Borrower to be reasonable in the ordinary course of business, cause each

         Regulated Subsidiary to declare and pay dividends or make similar distributions, in each case in the maximum amount and on a quarterly basis.

                  SECTION 6.02. Negative Covenants. So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, any amount shall remain due hereunder, or any Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

                           (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties of any character (including, without limitation, Accounts), whether now owned or hereafter acquired, or assign any right to receive income, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code a financing statement that names the Borrower or any of its Subsidiaries as debtor or the equivalent or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file any such financing statement or other document, or assign, or permit any of its Subsidiaries to assign, any Accounts, excluding, however, from the operation of the foregoing restrictions the Liens created by or pursuant to the Loan Documents and Permitted Liens and leases of and other agreements relating to interests in property financed under the Synthetic Lease Facility arising under the Synthetic Lease Facility.

                           (b) Restrictive Covenants. Enter into, or permit any of its Subsidiaries to enter into, any agreement or instrument (other than the Loan Documents and the Synthetic Lease Facility) (i) which restricts the ability of the Borrower or any of its Subsidiaries to create or suffer to exist any Lien upon or with respect to its Securities, whether now or hereafter issued, or upon or with respect to any of its properties, whether now owned or leased or hereafter acquired or leased, except in connection with transactions contemplated by clause (v) of the definition "Permitted Lien" in which case any such agreement shall be limited to the property acquired in connection with such transactions and any Lien granted is limited as provided in said clause (v) and except for investments of no more than $10,000,000 in any individual case (or series of individual cases), but in no event more than $20,000,000 in the aggregate at any time, by the Borrower and its Subsidiaries in any Person which is not a Subsidiary, in which the Borrower or its Subsidiaries hold less than 50% of the equity interest and as to which the Borrower or its Subsidiaries are prohibited by law to grant a Lien on any such equity interest, or (ii) which restricts the ability of any Subsidiary of the Borrower to (A) pay dividends or make other distributions on its Securities or to the Borrower or any other Subsidiary of the Borrower, (B) make any loan or advance to the Borrower or any of its Subsidiaries, or (C) create, incur, assume or suffer to exist, or pay or prepay, any Intercompany Debt; provided that any such agreement or instrument mandated by any federal law, rule or regulation or order governing the business of the Borrower and its Subsidiaries shall not be a violation of this Section 6.02(b)(ii).

                           (c) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                               (i) Debt under the Loan Documents;

                               (ii) Debt secured by Liens permitted by clause
                  (v) of the definition of "Permitted Lien";

                               (iii) the Debt listed on Schedule IV, provided
                  that such Debt may be renewed, extended or otherwise modified on terms no less favorable to the Borrower or its Subsidiaries or the Banks than the existing terms of such Debt;

                               (iv) Subordinated Debt including Debt evidenced
                  by Equity-Like Instruments;

                               (v) any Intercompany Debt or Debt permitted under
                  the terms of Section 6.02(i) or 6.02(o);

                               (vi) Contingent Obligations permitted under
                  Section 6.02(d);

                               (vii) Debt under any interest rate, currency or
                  other protection, hedge, cap, collar, swap or similar agreement entered into by the Borrower with any of the Banks or their respective Affiliates from time to time; provided such Bank or Affiliate enters into the Intercreditor Agreement;

                               (viii) obligations under the Synthetic Lease
                  Facility;

                               (ix) Capitalized Leases or other Debt related to
                  the financing of personal property not to exceed in the aggregate $25,000,000 at any time outstanding; and

                               (x) Debt issued as part of Capital Investments
                  permitted under Section 6.02(f)(v), provided that the holder of such Debt and the Borrower enter into a Subordination Agreement prior to issuance thereof.

                           (d) Contingent Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Contingent Obligations except (i) by reason of endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,
         (ii) Contingent Obligations created pursuant to the Loan Documents,
         (iii) guaranties by the Borrower of Capital Leases, Operating Leases (and any other obligations under the Synthetic Lease Facility) or Service Agreements of any Subsidiary of the Borrower (including consents by the Borrower to the assignment of such guaranties), provided that such Capital Leases or Operating Leases are otherwise permitted hereunder, (iv) Contingent Obligations of the type specified in clauses (ii) and (iii) of the definition of "Contingent Obligation" created in the ordinary course of business, (v) miscellaneous Contingent Obligations not to exceed at any time outstanding $5,000,000, (vi) guaranties by the Subsidiaries of the Borrower of the Borrower's obligations under a Capital Lease or an Operating Lease provided that such Capital Lease or Operating Lease is otherwise permitted hereunder and only to the extent of the portion of such Capital Lease or Operating Lease that directly benefits such Subsidiary, (vii) Contingent Obligations permitted pursuant to Section 6.02(c) and Contingent Obligations listed on Schedule IV, and (viii) Contingent Obligations to make recruitment subsidy advances pursuant to any Service Agreement.

                           (e) Restricted Payments. Make, or permit any of its Subsidiaries to make, any Restricted Payment, except that any Subsidiary can make Restricted Payments to the Borrower in respect of shares of stock of such Subsidiary owned by the Borrower.

                           (f) Capital Investments. Except as provided for in
         Section 6.02(p) hereof, make, or permit any of its Subsidiaries to make, any Capital Investments, provided that:

                           (i) the Borrower's Subsidiary PhyCor of Hawaii, Inc.
                  ("PhyCor-Hawaii") may make secured loans to Straub Clinic & Hospital, Inc. ("Straub") to the extent required by, and in compliance with, Sections 5.8.1, 5.8.2 and
                  5.8.3 of its Service Agreement with Straub (the "Straub Service Agreement"); provided that:

                                    (A) at the time of each such loan and after
                           giving effect thereto, no Event of Default or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both shall occur and be continuing;

                                    (B) loans pursuant to Section 5.8.1 of the
                           Straub Service Agreement ("Straub Capital Loans") shall be secured by a first priority security interest in all of the assets directly or indirectly acquired by Straub from the proceeds of any such loans, free and clear of any other Liens; and the aggregate principal amount of all Straub Capital Loans may not exceed $50,000,000 at any time outstanding;

                                    (C) loans pursuant to Section 5.8.2 of the
                           Straub Service Agreement ("Straub Working Capital Loans"; collectively, with the Straub Capital Loans, the "Straub Loans") shall be made pursuant to a single credit facility providing loan availability for no more than 13 months from the commencement of the term thereof (which may be renewed on an annual basis, but not provide availability later than the stated Revolver Termination Date) and shall be secured by a first priority security interest in all of the accounts receivable, inventory, supplies and other current assets of Straub (the "Straub Loan Base"), free and clear of any other Liens; and the aggregate principal amount of all Straub Working Capital Loans may not exceed at any time outstanding the lesser of (1) $40,000,000 or (2) the aggregate book value (less any reserves applicable thereto) of
                           (x) the Straub Loan Base as of such time and (y) any current assets acquired by the Borrower in the merger with Straub Clinic & Hospital, Incorporated and held by the Borrower at such time, all as determined in accordance with generally accepted accounting principles; and

                                    (D) each Straub Loan shall be evidenced by a
                           promissory note that shall be subject to the repurchase right of Straub provided in the Straub Service Agreement and shall be pledged to the Collateral Agent pursuant to a Security Agreement as promptly as practical;

                                    (ii) The Borrower or any Subsidiary may make
                  secured loans to any Person (other than Straub) party to a Service Agreement; provided, that:

                                    (A) at the time of each such loan and after
                           giving effect thereto, no Event of Default or event which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both shall occur and be continuing:

                                    (B) loans other than working capital loans
                           shall be secured by a first priority security interest in all of the assets directly or indirectly acquired by the Borrower or such Subsidiary from the proceeds of any such loans, free and clear of any other Liens; and the aggregate principal amount of all such loans may not exceed (together with the aggregate amount of all loans made pursuant to clause
                           (C) below) $15,000,000 at any time outstanding;

                                    (C) working capital loans shall be made
                           providing loan availability for no more than one year from the commencement of the term thereof (which may be renewed on an annual basis, but not provide availability later than the Revolver Termination
                           Date) and shall be secured by a first priority security interest in all of the accounts receivable, inventory, supplies and other current assets of such Person, free and clear of any other Liens; and the aggregate principal amount of all such working capital loans may not exceed (together with the aggregate amount of all loans made pursuant to clause
                           (B) above) $15,000,000 at any time outstanding; and:

                                    (D) each such loan shall be evidenced by a
                           promissory note that shall be subject to any repurchase right of such Person if so provided in such Service Agreement;

                                    (iii) the Borrower and its Subsidiaries may
                  make investments consisting of notes received as part of the consideration in a sale or other disposition of assets permitted hereunder in an aggregate amount not to exceed $65,000,000; provided that such notes are secured by such assets (to the extent such assets do not secure the financing by the respective purchaser of such assets) and such notes are pledged by the respective owner of such notes to the Collateral Agent pursuant to a pledge agreement substantially in the form of the Borrower Pledge and Security Agreement;

                                    (iv) the Borrower and its Subsidiaries may
                  make investments in Restructuring Notes in an aggregate amount not to exceed $205,000,000; and

                                    (v) the Borrower and its Subsidiaries (other
                  than the Intercompany Creditor) may make (i) Capital Investments consisting of an acquisition of, or investments in, or loans or advances to, a Facility (or the assets thereof) or Related Businesses or Existing Clinic Acquisitions (whether through the acquisition of assets or Securities) or a joint venture, general or limited partnership or limited liability company, in each case engaged in a business similar or related to that of the Borrower and its Subsidiaries, that satisfy all of the following, and/or (ii) Capital Expenditures that satisfy all of the following:

                                    (A) the sum of the Total Consideration for
                  all such Capital Investments and such Capital Expenditures in the year ending December 31, 2000, is not in excess of $20,000,000 and such Total Consideration for all such Capital Investments and Capital Expenditures in each year thereafter is not in excess of $25,000,000 in each such year; provided that upon the Agent's receipt of the Expenditure Increase Notice, in the year ending December 31, 2000, the amount available hereunder in such year shall increase to $25,000,000 and upon the Agent's receipt of the Expenditure Increase Notice in either year thereafter, the amount available hereunder in such year shall be $30,000,000; provided further that the amount available hereunder in any year shall increase by the amount of Net Cash Proceeds retained by the Borrower pursuant to the proviso in Section 2.08(c) in such year; and

                                    (B) the proceeds of any such Capital
                  Investment will not be used to acquire any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

                           (g) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets (other than the acquisition of assets of any Facility or Related Business or an Existing Clinic Acquisition permitted hereunder, whether or not such acquisition is accomplished by merger or by Securities or assets purchase, and if any merger involves the Borrower, the Borrower is the surviving corporation) of, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may consolidate with or merge into the Borrower (only if the Borrower shall be the continuing or surviving corporation) or (except for the Intercompany Creditor) with or into one or more other Subsidiaries of the Borrower that are Guarantors, provided that (A) immediately before and after giving effect to such consolidation or merger, the parties thereto and the survivor thereof all are solvent and such survivor, as a result thereof, does not have a materially greater amount of liabilities (net of assets acquired in connection therewith) than prior thereto, (B) all Guaranties shall continue in full force and effect, and (C) no Event of Default, or event which, with the giving of notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

                           (h) Limitation on Sales of Assets. Sell, lease, transfer or otherwise dispose of its assets, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of its assets if an Event of Default exists at the time of, or would result from, any such sale, lease, transfer or other disposition ; provided that at any time the Borrower or any of its Subsidiaries cannot sell, transfer or otherwise dispose of less than all of its interest in any of its Subsidiaries.

                           (i) Transactions with Affiliates. Except as provided in Section 6.02(p) hereof, lend or advance money to, contract with or engage in any other transactions with, or permit any Subsidiary of the Borrower to lend or advance money to, contract with or engage in any other transactions with, Subsidiaries or Affiliates of the Borrower, except for (i) any such transaction between or among Loan Parties and
         (ii) any such transaction occurring in the ordinary course of their business with Affiliates and in each case on terms and for consideration which are no less favorable to the Borrower or such Subsidiary than the terms and consideration which the Borrower or such Subsidiary would obtain in an arms' length transaction.

                           (j) Prepayments of Debt. Prepay, redeem, defease (whether actually or in substance) or purchase in any manner (or deposit or set aside funds or securities for the purpose of the foregoing), or make any payment (other than for scheduled payments of principal and interest due on the date of payment thereof, if such payment is permitted to be made pursuant to the terms of the documents evidencing or governing the applicable Debt or the Zero Coupon Convertible Subordinated Notes) in respect of, or establish any sinking fund, reserve or like set-aside of funds or other property for the redemption, retirement or repayment of, any Debt or the Zero Coupon Convertible Subordinated Notes, or transfer any property in payment of or as security for the payment of, or violate the subordination terms of, any Debt or the Zero Coupon Convertible Subordinated Notes, or amend, modify or change in any manner less favorable to Borrower or any of its Subsidiaries or the Banks the terms of any Debt or the Zero Coupon Convertible Subordinated Notes or any instrument, indenture or other document evidencing, governing or affecting the terms of any Debt or the Zero Coupon Convertible Subordinated Notes, or cause or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in this Section 6.02(j) shall prohibit (i) any payments of the Debt under this Agreement in accordance with the terms hereof or any mandatory scheduled payments of other Debt in accordance with its respective terms or (ii) the conversion of convertible Subordinated Debt of the Borrower into Securities of the Borrower.

                           (k) Accounting Changes. Change its fiscal year, or make, or permit any of its Subsidiaries to make, any other significant change in Consolidated accounting treatment and reporting practices except as required or permitted by generally accepted accounting principles or the rules and regulations of the Securities and Exchange Commission.

                           (l) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as conducted as of the date hereof.

                           (m) Securities. Except as is provided in Section 6.02(g), permit any of its Subsidiaries to issue or sell any of its Securities or any rights, warrants or options to acquire any of its Securities, or permit any of its Subsidiaries to sell or otherwise dispose of any Securities of any of its Subsidiaries, or permit any of its Subsidiaries to amend its charter, bylaws or other constituent instruments so as to affect the conversion rights, payments, privileges or other terms in respect of such Securities or in any respect that affects any of the foregoing interests of its respective securityholders.

                           (n) Welfare Plan Liabilities. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any liability with respect to Welfare Plans if, immediately after giving effect to such liability, the aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to Welfare Plans and other benefit plans and insurance of the type described in the definition of "Welfare Plans" contained in
         Section 1.01 for which the Borrower and its Subsidiaries are or may become liable in any fiscal year of the Borrower could have a material adverse effect on the business, property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole.

                           (o) Intercompany Creditor. Permit the Intercompany Creditor to engage in any business or operations except the receipt and advancing of Intercompany Debt and the holding of Intercompany Debt or Securities of other Subsidiaries of the Borrower.

                           (p) Transfers to Regulated Subsidiaries. Make, or permit any Subsidiary to make, loans to or investments in any Regulated Subsidiary if the sum of the aggregate net amount of all such investments and the aggregate outstanding amount of all such loans subsequent to the date hereof is in excess of $15,000,000 or would be in excess of $15,000,000 after giving effect to any such proposed loan or investment.

                           (q) Amendment of Service Agreements. Amend or otherwise modify any Service Agreement, or permit any of its Subsidiaries to amend or otherwise modify any Service Agreement, if, as a result of such amendment of modification, the revenue payable under such Service Agreement comprised of the respective service fee and, if applicable, the principal and interest payments on the related Restructuring Notes would be reduced for any period more than 25%, with such determination to be made both (i) by applying the proposed amendments or modifications retroactively on a pro forma basis for the preceding 12-month period and (ii) by applying the proposed amendments or modifications prospectively on a pro forma basis for the succeeding 12-month period to the respective projections provided by the Borrower pursuant to Section 6.04(m).

                  SECTION 6.03. Financial Covenants. So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, any amount shall remain due hereunder, or any Banks shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Banks:

                           (a) Consolidated Net Worth. Permit at any date of determination the Consolidated Net Worth of the Borrower and its Subsidiaries to be less than $414,229,000, plus (i)(A) 80% of the net proceeds received from the issuance, sale or disposition of the Borrower's Securities (common, preferred or special), securities converted into or exchanged for Securities, and any rights, options, warrants and similar instruments from December 31, 1999 to such date of determination plus (ii) 50% of positive Consolidated Net Income (if any) earned from December 31, 1999 through such date of determination (without regard for net losses); provided that the amount of contingent obligations of the Borrower and its Subsidiaries in respect of letters of credit shall be excluded for determining Consolidated Net Worth.

                           (b) Fixed Charge Coverage Ratio. Permit, (i) for the fiscal quarter ending December 31, 1999, the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries, calculated at the end of such fiscal quarter on an annualized basis, to be less than 1.10 to 1.00; (ii) for the two fiscal quarters ending March 31, 2000, the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries, calculated at the end of such fiscal period on an annualized basis, to be less than 1.10 to 1.00; (iii) for the three fiscal quarters ending June 30, 2000, the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries, calculated at the end of such fiscal period on an annualized basis, to be less than 1.15 to 1.00; (iv) for the four fiscal quarters ending September 30, 2000, the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries, calculated at the end of such fiscal period, to be less than 1.15 to 1.00; (v) for the four fiscal quarters, ending December 31, 2000, the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries, calculated at the end of such fiscal period, to be less than 1.25 to 1.00; (vi) for the four fiscal quarter period ending on each of March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001, the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries, calculated at the end of such fiscal period, to be less than 1.30 to 1.00; and (vii) for the four fiscal quarter period ending on each of March 31, 2002 and June 30, 2002, the Consolidated Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries, calculated at the end of each such fiscal period, to be less than 1.45 to 1.00.

                           (c) Consolidated Debt/EBITDA Ratio. Permit, (i) for the fiscal quarter ending December 31, 1999, the Consolidated Debt/EDITDA Ratio of the Borrower and its Subsidiaries, calculated at the end of such fiscal quarter on an annualized basis, to be greater than 4.75 to 1.00; (ii) for the two fiscal quarters ending March 31, 2000, the Consolidated Debt/EBITDA Ratio of the Borrower and its Subsidiaries, calculated at the end of such fiscal period on an annualized basis, to be greater than 5.00 to 1.00; (iii) for the three fiscal quarters ending June 30, 2000, the Consolidated Debt/EBITDA Ratio of the Borrower and its Subsidiaries, calculated at the end of such fiscal period on an annualized basis, to be greater than 4.75 to 1.00; (iv) for the four fiscal quarters ending September 30, 2000, the Consolidated Debt/EBITDA Ratio of the Borrower and its Subsidiaries, calculated at the end of such fiscal period, to be greater than 4.40 to 1.00; (v) for the four fiscal quarters ending December 31, 2000, the Consolidated Debt/EBITDA Ratio of the Borrower and its Subsidiaries, calculated at the end of such fiscal period, to be greater than 4.50 to 1.00; (vi) for the four fiscal quarter period ending on each of March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001, the
         Consolidated Debt/EBITDA Ratio of the Borrower and its Subsidiaries, calculated at the end of each such fiscal period, to be greater than
         3.75 to 1.00; and (vii) for the four fiscal quarter period ending on each of March 31, 2002 and June 30, 2002, the Consolidated Debt/EBITDA Ratio of the

         Borrower and its Subsidiaries, calculated at the end of each such fiscal period, to be greater than 2.70 to 1.00.

                           For the purposes of subsection (b) and (c) above, a determination of EBITDAL, Lease Expense or any other component of the ratio referred to in such subsections (the "Ratio Components") is required to be made as to any period prior to the date of such determination (a "Determination Period"), such determination shall be made so as to give effect to the following:

                           (i) if any Person, Facility or Related Business (an
                  "Acquired Business") shall have been acquired in compliance with this Agreement since the beginning of such Determination Period and must be Consolidated with, in accordance with GAAP, the Ratio Components of such Acquired Business from the beginning of the Determination Period to the date of acquisition shall be included on a pro forma basis with the same effect as if such Acquired Business had been a Consolidated Subsidiary of the Borrower for such portion of the Determination Period, subject to the following:

                                    (A) for any date of determination occurring
                           on or before the completion of one full fiscal quarter after the date of acquisition of such Acquired Business, pro forma adjustments may be made to reflect (1) specifically identified changes in physician compensation, complements of physicians, malpractice insurance costs and other group purchase arrangements, all of which shall be consistent with the terms and conditions of any Service Agreement entered into in connection with such acquisition and
                           (2) other planned cost savings which will be realized by such Acquired Business as a consequence of such acquisition to the extent demonstrated by the Borrower to the satisfaction of the Majority Banks; and

                                    (B) For any date of determination occurring
                           after the completion of one full fiscal quarter after the date of such acquisition, the actual Ratio Components for the period through the end of the then most recently ended fiscal quarter shall be annualized for the Determination Period; and

                           (ii) if any Person, Facility or Related Business,
                  other than any of the assets held for sale as set forth on of
                  Schedule IX hereto (a "Disposed Business") which shall have been Consolidated with the Borrower and its Subsidiaries shall have been discontinued, lost, sold or otherwise disposed of as of the date of determination, the Ratio Components of such Disposed Business shall be excluded for the Determination Period.

                           (d) Capital Expenditures. Except as provided in
         Section 6.02(f)(v), make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

                  ------------------------------------------------------------------
                                 Period                            Amount
                  ------------------------------------------------------------------
                  Year ending December 31, 2000                  $38,000,000
                  ------------------------------------------------------------------
                  Year ending December 31, 2001                  $46,700,000
                  ------------------------------------------------------------------
                  Three Quarters ended September 30, 2002        $50,700,000
                  ------------------------------------------------------------------

         provided, however, that up to 25% of unused permitted Capital Expenditures as specified above in any given fiscal year may be carried over to the following fiscal year.

                  SECTION 6.04. Reporting Requirements. So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding, or amount shall remain due hereunder or any Bank shall have any Commitment hereunder, the Borrower will furnish to the Agent, for distribution to the Banks, in sufficient copies for each Bank, the following:

                           (a) as soon as available and in any event within 45 days after the end of each fiscal quarter, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and Consolidated and consolidating statements of operations and cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, certified by the chief financial officer of the Borrower, together with (for items (i) through (iii) below, in the case of each of the first three quarters of each year) (i) a certificate of said officer stating that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken or proposes to take with respect thereto, (ii) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 6.03 and the provisions of Section 6.02(e)(i) and in sufficient detail for determining the Applicable Facility Fee Rates and the Applicable Eurodollar Rate Margins in accordance with the definitions of such terms set forth in Section 1.01, (iii) a certificate of said officer or of the general counsel of the Borrower regarding additions to and deletions from Schedule I reflecting changes occurring during such fiscal quarter; (iv) the aggregate amount of all Capital Investments made during such fiscal quarter pursuant to Section 6.02(f)(v) hereof, and in respect of any such Capital Investments in excess of $5,000,000, summary financial information relating to such Capital Investment, including to the extent practicable operating forecasts, information as to the number of physicians and physician assistants involved and compliance on a pro forma basis with the financial covenants contained in Section 6.03 after such acquisition and any other information reasonably requested by the Agent or any Bank; and (v) information as to any changes in Schedules VII, XI, XII and XIII.

                           (b) as soon as available and in any event within 95 days after the end of each fiscal year, a copy of the annual audit report for such year for the Borrower, including therein an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited Consolidated statements of operations, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such fiscal year (i) certified by a nationally recognized public accounting firm, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, an Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) accompanied by a copy of the management letter from such accounting firm accompanying such financial statements;

                           (c) as soon as possible and in any event within two days after the occurrence of an Event of Default of which the Borrower or any Subsidiary has knowledge, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;

                           (d) promptly after any change in accounting policies or reporting practices that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, business, assets or prospects of the Borrower or of any of its Subsidiaries or on the rights of the Banks under any of the Loan Documents, notice and a description in reasonable detail of such change;

                           (e) promptly and in any event within ten days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken or proposes to take with respect thereto;

                           (f) promptly and in any event within two Business Days after receipt thereof by the Borrower or any ERISA Affiliate (i) copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan and (ii) copies of each material notice received from the United States Department of Labor in connection with any ERISA requirements;

                           (g) promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA or (iv) the amount of liability incurred, or expected to be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (i), (ii) or (iii) above;

                           (h) promptly and in any event within ten days after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries, of the type described in Section 5.01(h);

                           (i) promptly and in any event within ten days after the sending or filing in final form thereof, copies of all proxy statements and financial statements that the Borrower or any of its Subsidiaries sends to its securityholders generally, and copies of all registration statements (other than those relating to employee stock plans), without exhibits, all periodic reports on Forms 10-K and 10-Q and reports on Form 8-K that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may substituted therefor, or any national securities exchange or with the National Association of Securities Dealers;

                           (j) promptly after the occurrence thereof, notice of
         (A) any event of which Borrower or any Subsidiary is aware which makes any of the representations obtained in Section 5.01 inaccurate in any respect or (B) the receipt by the Borrower or any Subsidiary of any notice, order, directive or other communication from a governmental authority alleging violations of or noncompliance with any Environmental Law;

                           (k) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request;

                           (l) as soon as available and in any event within 30 days after the end of each of the first two calendar month(s) in each fiscal quarter and as soon as available and in any event within 45 days after the end of the last month in each fiscal quarter, Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such month and Consolidated statements of operations and cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous calendar month and ending with the end of such calendar month, certified by the chief financial officer of the Borrower, together with a certificate of said officer (i) stating that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken or proposes to take with respect thereto, and (ii) as to Asset Sales completed in the preceding month, the projected Asset Sales in each month for the remainder of the respective fiscal year or the immediately succeeding six-month period, whichever is longer, including the Net Cash Proceeds expected from each such disposition, all in reasonable detail, and any indemnification obligations issued by any Loan Party in connection with any such Asset Sale;

                           (m) promptly and in any event within 30 days after the end of each fiscal year, a business plan (including financial projections) for the next fiscal year, on a quarterly basis and in form and substance satisfactory to the Agent; and

                           (n) as soon as practicable but no later than the tenth Business Day prior to the scheduled closing thereof, the most recent draft of the indenture or similar document relating to the Equity-like Instrument to be issued, and within five Business Days after such closing, a copy of the executed indenture or similar document.

Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of or a Default, the Borrower will, and will cause its Subsidiaries to, provide to the Agent for each Bank additional information and any and all of the above information more frequently to the extent reasonably requested by the Agent or any Bank.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         SECTION 7.01. Events of Default. If any of the following events (each an "Event of Default") shall occur and be continuing:

                           (a) the Borrower shall fail to pay any principal of any Advance or Note or any reimbursement obligation under any Letter of Credit, in each case when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance, Note or reimbursement obligation under any Letter of Credit, or any fees or other amounts payable under any Loan Document, in each case within five days after the same becomes due and payable; or

                           (b) any representation or warranty made or deemed by any Loan Party (or any of its officers) in any Loan Document or certificate or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

                           (c) (i) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 6.01,
         Section 6.02 or Section 6.03; or (ii) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document on its part to be performed or observed if such failure shall remain unremedied for ten days after written notice thereof shall have been given to such Loan Party by the Agent or any Bank; or

                           (d) any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $10,000,000 in the aggregate (but excluding Debt evidenced by the Notes or under Letters of Credit) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment, redeemed, purchased or defeased, or any offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                           (e) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                           (f) any proceeding shall be instituted against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

                           (g) any judgment or order for the payment of money in excess of $10,000,000 which is not covered by insurance shall be rendered against any Loan Party or any of its Subsidiaries and either
         (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                           (h) any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that is materially adverse to the business, property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                           (i) any Loan Document after delivery thereof pursuant to Article IV hereof or otherwise shall, for any reason cease to be valid and binding on the respective Loan Party or Loan Parties thereto; or a Loan Party shall so state in writing or shall contest the validity or enforceability of any material term or provision of any Loan Document; or

                           (j) any one or more Service Agreements shall be terminated during any period of four consecutive fiscal quarters that represent, in the aggregate, 10% of the Consolidated EBITDA of the Borrower and its Subsidiaries for such period, measured as of the end of any fiscal quarter ending after the date of any such termination, provided that it shall not be an Event of Default hereunder if (i) the Service Agreement for the Facility owned by PhyCor of Ruston, Inc. is terminated without cause or (ii) any Service Agreement for the Facilities listed on Schedule IX hereto are terminated; or

                           (k) any ERISA Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by the Agent, (i) such ERISA Event shall still exist and (ii) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or in the case of a Plan with respect to which an ERISA Event described in clauses (iii) through (vi) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $5,000,000 for any fiscal year; or

                           (l) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 for any fiscal year; or

                           (m) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Tide IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan year of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $5,000,000; or

                           (n)      there shall occur any Change of Control; or

                           (o) any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

                           (p) since September 30, 1999, there has been, in the reasonable judgment of the Agent or the Majority Banks, any material adverse change in the Consolidated condition, financial or otherwise, operations, properties or prospects of the Borrower and its Subsidiaries taken as a whole;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances and the obligations of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower,
(iii) shall at the request, or may with the consent, of the Majority Banks demand that the Borrower, and if such demand is made the Borrower shall, pay to the Agent for the benefit of the Issuing Banks, an amount in immediately available funds equal to the then outstanding Letter of Credit Liability which shall be held by the Agent (or the Issuing Banks) as cash collateral in a cash collateral account under the exclusive control and dominion of the Agent (or Issuing Banks) and applied to the reduction of such Letter of Credit Liability as drawings are made on outstanding Letters of Credit and (iv) shall at the request, or may with the consent, of the Majority Banks exercise any other remedies provided hereunder or by law; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Bank to make Advances and of the Issuing Banks to Issue Letters of Credit shall automatically be terminated and (B) the Notes, all such interest and all such amounts (including the amounts referred to in clause (iii) above) shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VIII

                                    THE AGENT

                  SECTION 8.01. Authorization and Action. Each Bank, each Issuing Bank and the Swing Line Bank (if applicable) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any Loan Document or applicable law. The Agent agrees to give to each Bank prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof, and treat the Bank that purchased or funded a participation with respect to a Letter of Credit as the holder or owner of the Debt resulting therefrom, until the Agent receives written notice of the assignment or transfer thereof signed by such payee and including the agreement of the assignee or transferee to be bound hereby as it would have been if it had been an original Bank party hereto, in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or any Subsidiary of the Borrower or to inspect the property (including the books and records) of the Borrower or any such Subsidiary; (v) shall not be responsible to any Bank for (A) the due execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto, (B) the value of any Collateral, or (C) the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. CUSA and Affiliates. With respect to its Commitment, the Advances made by it, the Notes issued to it and the participations in Letters of Credit purchased by it, CUSA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include CUSA in its individual capacity. CUSA and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if CUSA were not the Agent and without any duty to account therefor to the Banks.

                  SECTION 8.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, the Issuing Bank or any other Bank and based on the financial statements referred to in Section 5.01(e) and its review of the Loan Documents and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, any Issuing Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

                  SECTION 8.05. Indemnification. The Banks agree to indemnify the Agent and each Issuing Bank (in each case, to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Revolving Advances then held by each of them (or if no Revolving Advances are at the time outstanding ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or any Issuing Bank, as the case may be, in any way relating to or arising out of this Agreement or any other Loan Document or any Letter of Credit or any action taken or omitted by the Agent or such Issuing Bank, as the case may be, under this Agreement or any other Loan Document or any Letter of Credit, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or any Issuing Bank's, as the case may be, gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and each



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Issuing Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent or such Issuing Bank, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any Letter of Credit, to the extent that the Agent or such Issuing Bank, as the case may be, is not reimbursed for such expenses by the Borrower.

                  SECTION 8.06. Successor Agent/Issuing Bank. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and the Agent and/or any Issuing Bank may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, in the case of the Agent, or removal, in the case of any Issuing Bank, the Majority Banks shall have the right, subject to the approval of the Borrower (which shall not be unreasonably withheld), to appoint a successor Agent or a successor Issuing Bank, as the case may be. If no successor Agent or successor Issuing Bank, as the case may be, shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or the retiring Issuing Bank, then the retiring Agent or the retiring Issuing Bank, as the case may be, may, on behalf of the Banks, appoint a successor Agent or a successor Issuing Bank, as the case may be, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent or as an Issuing Bank hereunder by a successor Agent or a successor Issuing Bank, respectively, such successor Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or the retiring Issuing Bank, as the case may be, and the retiring Agent or the retiring Issuing Bank, as the case may be, shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, or any retiring Issuing Bank's removal hereunder as an Issuing Bank, the provisions of this
Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or an Issuing Bank, as the case may be, under this Agreement and the other Loan Documents. Notwithstanding the foregoing, no Issuing Bank may be removed unless prior to or contemporaneously with such removal it shall have received an amount, in immediately available funds, equal to all outstanding Letter of Credit Liability then outstanding and then owing to such Issuing Bank and shall have been indemnified by the Borrower, the Banks and such successor Issuing Bank, to the Issuing Bank's satisfaction, against all such Letter of Credit Liability. The fees referred to in Section 3.05(b) shall continue to inure to such Issuing Bank's benefit, with respect to each Letter of Credit Issued by it, until such time as all Letter of Credit Liability in respect of such Letter of Credit has been discharged in full. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, and, in the case of a successor Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Majority Banks may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents.

                  SECTION 8.07. Documentation Agent and Sole Book Runner The Documentation Agent and the Sole Book Runner, as such, shall have no duties or obligations whatsoever with respect to this Agreement, the Notes or any of the other Loan Documents.

                  SECTION 8.08. Release of Collateral. Upon the payment of all Notes and all other amounts payable under the Loan Documents, the termination of all Letters of Credit and the termination of the Commitments, the Banks hereby agree that all Collateral is released from the security interest


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granted under the respective Collateral Documents, and upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents, the Banks hereby agree that such item of Collateral is released from the security interest granted under the respective Collateral Document. In connection therewith, the Banks hereby irrevocably authorize the Agent from time to time to release any such Collateral or to consent to any such release pursuant to the Intercreditor Agreement, as applicable. The Agent will, at the Borrower's expense, execute and deliver to the respective Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the security interest granted under the Collateral Documents.

                  SECTION 8.09. Release of Guarantor. Upon the sale of all of the outstanding shares of capital stock and other equity, ownership and profit interests in any Guarantor in a transaction which is permitted under Section 6.02(h), then upon request by the Borrower, the Agent, on behalf of each Bank, shall confirm in writing that the liability of such Guarantor under the Guaranty is released and discharged effective when such transaction is consummated and all requirements hereunder in connection therewith are satisfied, including with respect to the application of the proceeds of such sale. Such confirmation from the Agent (a) shall establish conclusively that the liability of such Guarantor under the Guaranty is released and discharged and (b) may be relied on, without further inquiry, by the purchaser in such transaction and each of its transferees. Each Bank hereby irrevocably authorizes the Agent to release any Guarantor from time to time to the extent provided for herein and to execute any document reasonably required in connection therewith.

                  (b) On the Closing Date each Subsidiary that is a Guarantor under the Existing Credit Agreement but which does not satisfy the standards for a Guarantor under this Agreement shall be released and discharged from its obligations under the Guaranty, and the Agent shall confirm in writing that such Subsidiary is so released and discharged. Each Bank hereby irrevocably authorizes the Agent to release each such Subsidiary and to execute any document reasonably required in connection therewith.

                  SECTION 8.10. Actions in Respect of Intercreditor Agreement. The Banks hereby authorize the Agent, in its capacity as Agent on behalf of the Banks, to enter into the Intercreditor Agreement and hereby consent to the Agent acting as Collateral Agent under the Intercreditor Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or the Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or consented to in writing in the case of the Loan Documents), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of following: (a) waive any of the conditions specified in Article IV, (b) increase the Commitments of the Banks or subject the Banks to any additional monetary obligations, (c) reduce the principal of, or interest on, the Revolving Advances or the Revolving Notes or any fees or other amounts payable hereunder, (d) postpone the date fixed for the scheduled payment of principal of, or interest on, the Revolving Advances or the Revolving Notes or any fees or other amounts payable hereunder or waive any such payment when due, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Advances or the Revolving Notes, or the number or percentage of Banks, which shall be required for the Banks or any of them to take any action hereunder, (f) amend this
Section 9.01, or (g) release all or substantially all of the Collateral (other than the release of Collateral sold in accordance with


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                                       68


the terms of the Loan Documents, including the assets listed on Schedule IX); provided further that no amendment, waiver or consent shall, in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Banks required above to take such action, affect the rights or duties of the Swing Line Bank or the Issuing Bank under this Agreement.

                  SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed (by certified mail, return receipt requested), telecopied or delivered, if to the Borrower, at its address at 30 Burton Hills Blvd., Suite 400, Nashville, TN 37215, Attention: Mr. Joseph C. Hutts and Mr. Carl Whitmer, telecopier no. (615) 665-7840; if to any Bank, at its Domestic Lending Office as specified in its Administrative Details Reply Form; if to the Agent, at its address at 2 Penn's Way, Suite 200, Newcastle, Delaware 19720,
Attention: Ms. Heather Morgan, telecopier no. (302) 894-6120; and if to any Issuing Bank, as specified in its Administrative Details Reply Form; with a copy, in the cases of notices to the Agent or the Issuing Bank, to Mr. James J. McCarthy, 399 Park Avenue, 8th Floor, Zone 11, New York 10043; or, as to each Person, at such other address or telecopier number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed (by certified mail, return receipt requested), telecopied or faxed be effective when deposited in the mails, telecopied or confirmed received in the case of a telecopy or facsimile, respectively, except that notices and communications to the Agent pursuant to Article II or VIII or to any Issuing Bank pursuant to Article III or VIII shall not be effective until received by the Agent or such Issuing Bank, as the case may be.

                  SECTION 9.03. No Waiver: Remedies. No failure on the part of any Bank, any Issuing Bank or the Agent to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04.  Costs, Expenses and Taxes.

                  (a) The Borrower agrees to pay the Agent and each Issuing Bank on demand all reasonable costs and expenses of the Agent and such Issuing Bank in connection with the preparation, negotiation, approval, execution, delivery, filing, recording, administration, modification and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of special and local counsel for the Agent and such Issuing Bank with respect thereto and with respect to advising the Agent and such Issuing Bank as to its rights and responsibilities under the Loan Documents and the other documents to be delivered hereunder and thereunder. The Borrower further agrees to pay on demand (i) all costs and expenses, if any, of the Agent, each Issuing Bank or any Bank in connection with the enforcement (whether through negotiations or legal proceedings, in bankruptcy, reorganization or other insolvency proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.04(a), and (ii) all costs and expenses in connection with appraisals, valuations, audits and search reports, all insurance and title costs, and all filing and recording fees required hereby or associated with any enforcement of rights or remedies specified in clause (i).

                  (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made other than on the last day of an Interest Period relating to such Advance, as a result of a payment (including, without limitation, any payment pursuant to Section 2.08) or Conversion pursuant to
Section 2.07 or 2.10 or acceleration of the maturity of the Notes pursuant to
Section 7.01 or for any other reason,


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                                       69


the Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses (including loss of anticipated profits), costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance.

                  SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of
Section 7.01 or to demand payment of (or cash collateralization of) all then outstanding Letter of Credit Liability, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document to such Bank (including, to the fullest extent permitted by law, obligations indirectly owed to such Bank by virtue of its purchase of a participation of the Letter of Credit Liability pursuant to Section 3.04), whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                  SECTION 9.06. Indemnification. The Borrower agrees to defend, protect, indemnify and hold harmless the Agent, each Bank and each Issuing Bank and their respective Affiliates and the directors, officers, employees, attorneys and agents of the Agent, each Bank, each Issuing Bank and such Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, costs and expenses (including, without limitation, all fees and disbursements of counsel and environmental consultants which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee by any third party, whether direct, indirect or consequential and whether based on any federal, state or foreign laws or other statutes or regulations (including, without limitation, securities laws, commercial laws and Environmental Laws and regulations), under common law or on equitable cause, or on contract, tort or otherwise, including, without limitation, those arising:

                  (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

                  (b) in connection with any investigation, litigation, proceeding or other action relating to any Loan Document (whether or not any Indemnitee is a party thereto); or

                  (c) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or any event occurring, in connection therewith, or the exercise of any rights or remedies thereunder, including, without limitation, any Environmental Activity or Environmental Law; or

                  (d) arising out of, related to or in connection with any acquisition or proposed, acquisition (including, without limitation, by tender offer, merger or other method) by the Borrower or any of its Subsidiaries or Affiliates of any Facility (or the assets thereof) or any


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                                       70


         Related Businesses or any Existing Clinic Acquisition, whether or not an Indemnitee is a party thereto;

provided, however, that, notwithstanding the foregoing, the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's or such Indemnitee's Affiliate's, director's, officer's, employee's, attorney's or agent's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

                  This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the date of payment in full of the Advances, including any Environmental Activity or Environmental Law, regardless of whether the act, omission, event or circumstance constituted a violation of any Environmental Law at the time of its existence or occurrence. The indemnification provisions set forth above shall be in addition to any liability the Borrower may otherwise have. Without prejudice to the survival of any other obligation of the Borrower hereunder, the indemnities and obligations of the Borrower contained in this Section 9.06 shall survive the payment in full of the Advances.

                  SECTION 9.07. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Agent and each Issuing Bank and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, each Issuing Bank and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

                  SECTION 9.08.  Assignments and Participations.

                  (a) Each Bank may assign, with the prior consent of the Borrower and the Agent (which, in either case, shall not be unreasonably withheld and in the case of the Borrower shall not be required during the continuation of an Event of Default), to one or more banks, financial institutions or other entities all or a portion of its rights and obligations as a Bank under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Notes held by it in respect of the Revolving Advances and its participation in reimbursement obligations of the Borrower in respect of Letters of Credit); provided, however, that (i) each such assignment shall be of the same percentage of all of the assigning Bank's rights and obligations under the Loan Documents,
(ii) the amount of the Commitments, if any, of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and shall be an integral multiple of $1,000,000 in excess thereof, or the remaining amount of such Bank's Commitments, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Notes subject to such assignment and a processing and recordation fee of $3,000; provided further that each Bank may, without the consent of the Borrower or the Agent, assign, as collateral or otherwise, any of its rights under this Agreement and the other Loan Documents (including, without limitation, the right to payment of principal and interest under the Notes) to any Federal Reserve Bank, and such assignment of rights to the Federal Reserve Bank shall not be subject to the conditions and restrictions set forth in items (i) through (iv) of the immediately foregoing proviso; and provided further that each Bank may, without the consent of (but with prior written notice to) the Borrower or the Agent, assign, in whole or in part, any of its rights and obligations under this Agreement and the other Loan Documents to any of its Affiliates, and such assignment to Affiliates shall not be subject to the


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                                       71


conditions and restrictions set forth in items (i) through (iv) of the proviso above. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and thereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with any Loan Document, (B) the due execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto, (C) the value of any Collateral, or (D) the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of each of the Loan Documents, together with copies of the financial statements referred to in Section 5.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, any Issuing Bank, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Loan Document; (v) such assignee confirms that it is an Eligible Assignee;
(vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

                  (c) The Agent shall maintain at its address referred to in
Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute


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                                       72


and deliver to the Agent in exchange for the surrendered Revolving Notes, new Revolving Notes to the order of such Eligible Assignee in an aggregate principal amount equal to the principal amount of Revolving Advances owed to it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained any principal amount of Revolving Advances hereunder, new Revolving Notes to the order of the assigning Bank in an aggregate principal amount equal to such principal amount. Such new Revolving Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Notes, shall be dated the effective date of such Assignment and Acceptance, shall consist of Revolving Notes payable to the order of such Eligible Assignee and, if the assigning Bank has retained ownership of any Revolving Advances hereunder, the assigning Bank in the appropriate principal amounts, and shall otherwise be in substantially the forms required by this Agreement.

                  (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitments, the Notes held by it and reimbursement obligations of the Borrower in respect of Letters of Credit); provided, however, that (i) such Bank's obligations under the Loan Documents (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of the Loan Documents, and (iv) the Borrower, the Agent, each Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents; provided further that, to the extent of any such participation (unless otherwise stated therein and subject to the preceding proviso), the assignee or purchaser of such participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as it would have if it were a Bank hereunder; and provided further that each such participation shall be granted pursuant to an agreement providing that the purchaser thereof shall not have the right to consent or object to any action by the selling Bank (who shall retain such right) other than an action which would (i) reduce principal of or interest on any Advance or fees in which such purchaser has an interest or (ii) postpone any date fixed for payment of principal of or interest on any such Advance or such fees.

                  (f) The Borrower agrees that any Bank purchasing a participation from another Bank pursuant to Section 2.13 or 9.08(e) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 9.09. Headings. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  SECTION 9.10. Confidentiality. Neither the Agent nor any Bank shall disclose to any third party any Confidential Information disclosed to the Agent or such Bank pursuant to the Loan Documents, except that (i) the Agent or any Bank may disclose Confidential Information to a third party to the extent compelled by law, subpoena, civil investigative demand, interrogatory or similar legal process or by any rule, regulation or request of any regulatory authority having jurisdiction over the Agent or such Bank, as the case may be, (ii) the Agent or any Bank may disclose Confidential Information to a potential transferee who is an Eligible Assignee, provided that such potential transferee agrees to be bound by the same confidentiality obligations as the Banks under this Section and (iii) the Agent or any Bank may disclose Confidential Information to its affiliates or its legal counsel or other agents; provided that prior to any such disclosure the Agent or such Bank, as the case may be, informs such affiliates, counsel or agent of the confidential nature of such Confidential Information. For purposes hereof, "Confidential Information" is written information disclosed by the Borrower or any of its Subsidiaries to the Agent or any Bank pursuant hereto that is not information which (x) has become generally available to the public, other than as a result of disclosure by the Agent or such Bank, (y) was


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                                       73


available on a non-confidential basis prior to its disclosure to the Agent or such Bank by the Borrower or any of its Subsidiaries, or (z) becomes available to the Agent or such Bank on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries. The Agent and the Banks acknowledge that the Confidential Information may from time to time include material non-public information relating to the Borrower or its Subsidiaries.

                  SECTION 9.11. Severability of Provisions. Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 9.12. Independence of Provisions. All agreements and covenants hereunder and under the Loan Documents shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

                  SECTION 9.13.  Consent to Jurisdiction.

                  (a) The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or any Loan Document, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby irrevocably appoints CT Corporation System (the "Process Agent") to serve through December 31, 2002, with an office on the date hereof at 111 8th Avenue, New York, New York 10011, United States, as its agent to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on his behalf. As an alternative method of service, the Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 9.02. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this section shall affect the right of any Bank, any Issuing Bank or the Agent to serve legal process in any other manner permitted by law or affect the right of any Bank, any Issuing Bank or the Agent to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

                  SECTION 9.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.15. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT, THE ISSUING BANK AND THE BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM

ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                  SECTION 9.16. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                              PHYCOR, INC.

                                              By /s/ Joseph C. Hutts
                                                -------------------------------
                                                Title: Chairman and Chief
                                                       Executive Officer

 CITIBANK, N.A.,
      as an Issuing Bank


By /s/ James J. McCarthy
   ----------------------------------------
   Title: Vice President



CITICORP USA, INC.,
      as Agent, as Swing Line Bank and as Bank


By /s/ James J. McCarthy
   ----------------------------------------
   Title: Vice President

BANK OF AMERICA, N.A.
      as Documentation Agent and as Bank


By /s/ Kevin Wagley
   --------------------------------------
   Title: Vice President

SUNTRUST BANK


By
  ----------------------------------------
  Title:

BANKERS TRUST COMPANY


By /s/ David J. Bell
   -----------------------------------
   Title: Principal

BANK OF NOVA SCOTIA, Atlanta Agency


By /s/ W. J. Brown
   ------------------------------------
   Title: Vice President

CREDIT LYONNAIS NEW YORK BRANCH


By /s/ Henry J. Reukauf
   -------------------------------------
   Title: Vice President

AMSOUTH BANK, successor in interest by merger to, FIRST AMERICAN NATIONAL BANK


By /s/ Allison H. Jones
   ----------------------------------------
   Title: Senior Vice President

BANK ONE, NA (f/k/a THE FIRST NATIONAL BANK OF CHICAGO)


By /s/ Dennis Saletta
  ----------------------------------------
  Title: First Vice President

FIRST UNION NATIONAL BANK


By /s/ Ann M. Dodd
   --------------------------------------
   Title: Senior Vice President

FLEET NATIONAL BANK



By /s/ Carol Paige Castle
   --------------------------------------
   Title: Senior Vice President

MELLON BANK, N.A.


By /s/ Colleen McCullum
   --------------------------------------
   Title: Vice President

COOPERATIEVE CENTRALE RAIFFEISEN
BOERENLEENBANK B.A., "RABOBANK NEDERLAND",
NEW YORK BRANCH



By /s/ Terrell Boyle
   ----------------------------------------
   Title: Vice President

By /s/ Edward Peyser
   ----------------------------------------
   Title: Vice President

THE SUMITOMO BANK, LIMITED



By /s/ C. Michael Garrido
   --------------------------------------
   Title: Senior Vice President

TORONTO DOMINION (TEXAS), INC.


By /s/ Carolyn Faeth
   -------------------------------------
   Title: Manager, Credit Administration

WACHOVIA BANK


By /s/ Elizabeth Witherspoon
   -------------------------------------
   Title: Vice President